 Filed Pursuant to Rule 424(b)(5)
 File No. 333-296153
PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 6, 2026)
BAIRD MEDICAL INVESTMENT HOLDINGS LIMITED
US$4,347,826 Senior 8% Original Issue Discount Convertible Promissory Note
Ordinary Shares Issuable upon Conversion
under Senior 8% Original Issue Discount Convertible Promissory Note
Up to Additional 110,070 Ordinary Shares
Baird Medical Investment Holdings Limited (the “Company”) is offering, through this prospectus supplement and the accompanying prospectus, (i) US$4,347,826 senior 8% original issue discount convertible promissory Note (the “Note”), (ii) ordinary shares, par value US$0.0001 per share, or ordinary shares, issuable from time to time upon conversion under the Note, and (iii) up to additional 110,070 ordinary shares as additional shares for the issuance of the Note (the “Payout Shares”).
On September 24, 2026, we entered into a securities purchase agreement with certain investor (the “Purchase Agreement”), pursuant to which we agreed to issue the Note to the investor in the principal amount of US$4,347,826, which are convertible into our ordinary shares. The Note carry an 8% original issue discount, and have a term of 12 months from the issuance date. No interest accrues during the term of the Note unless an event of default occurs, in which case interest will accrue at a rate of 15% per annum or, if less, the highest amount permitted by law. Such interest shall compound monthly based upon a 360-day year, and shall be due and payable on the first trading day of each month during the continuance of such event of default (a “Default Interest Payment Date”). In the event that such event of default is subsequently cured and no other event of default then exists, the interest shall cease to accrue hereunder as of the day immediately following the date of such cure. Our obligations under these Note rank senior to all other existing indebtedness and equity of our Company.
In addition, the investor’s purchase of the Note is also subject to an additional 2% original issue discount of the subscription amount, or $86,956 (the “Additional Discount”), which shall be in the form of one of the following as elected by the Company to be applied to the second part of the closing: (i) the Company may elect to have the investor reduce the subscription amount payable by the investor for the closing by the Additional Discount, (ii) the Company may elect to have the investor pay the Additional Discount as part of the subscription amount and pursuant thereto purchase a number ordinary shares determined by dividing the Additional Discount by the lower of (i) the Fixed Conversion Price or (ii) the closing price of the ordinary shares as reported on the Trading Day immediately preceding the Closing Date (as applicable, the “Discount Shares”), subject to the beneficial ownership limitation, or (iii) the Company may elect any combination of (i) and (ii) above which collectively combine to equal the Additional Discount subject to the beneficial ownership limitation.
Holders can convert their Note into ordinary shares by providing a conversion notice. The number of shares issuable upon conversion is calculated by dividing (i) the portion of the principal and any accrued interest the holder chooses to convert by (ii) the conversion price on the date of the conversion notice. The conversion price is the lower of (i) the fixed conversion price, of $0.9842, which is set at 120% of the average of the three daily VWAPs on the trading day immediately before the closing date of the Purchase Agreement, and (ii) subject to the occurrence of certain events, the alternative conversion price, set at 92% of the lowest daily VWAP over the seven trading days immediately before the date of the applicable conversion notice (or 85% upon an event of default). Any fractional amounts resulting from these calculations will be rounded down to the nearest cent, and the conversion price cannot fall below the floor price, which is set at 20% of the Nasdaq minimum price as defined under Nasdaq Listing. If the conversion price is lower than the floor price at the time a conversion notice is received, shares will be issued based on the floor price, and the Company shall either (i) reduce the floor price to allow such conversion to be made at the Conversion Price then in effect, or (ii) issue a number of shares equal to the conversion amount divided by such floor price and either (A) pay the economic difference between the applicable conversion price (without regard to the Floor Price) and such floor price in cash or (B) add such economic difference to the principal of the Note. The difference is determined as (i) the number of shares that would have been delivered using the conversion price, minus (ii) the number of shares delivered using the floor price, multiplied by (iii) the daily VWAP of our shares on the date of the conversion notice. VWAP for any date is defined as the daily volume weighted average price of our ordinary shares for such date or the nearest preceding date as reported by Bloomberg L.P.
The holder of the Note does not have the right to convert any portion of the Note if, upon conversion, the holder and any other attribution parties would collectively beneficially own more than 9.99% (the “Maximum Percentage”) of our outstanding ordinary shares immediately after giving effect to such conversion.
Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “BDMD.” Our warrants are listed on the Nasdaq Capital Market under the symbol “BDMD W.” On September 22, 2026, the closing price of our ordinary shares and public warrants on the Nasdaq Capital Market was US$0.7901 and US$0.031 per share, respectively. There is no established public trading market for the Note, and we do not expect a market to develop. Without an active trading market, the liquidity of the Note will be limited. In addition, we do not intend to apply for a listing of the Note on any national securities exchange or other nationally recognized trading system.
Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September 24, 2026, subject to the satisfaction of certain closing conditions.
The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, or public float, was approximately US$20,807,107 million, which was calculated based on 17,055,006 ordinary shares issued and outstanding held by non-affiliates and a per share closing price of US$1.22 as reported on the Nasdaq Capital Market on August 10, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we did not issue or sell any of our securities pursuant to General Instruction I.B.5. of Form F-3, and accordingly we may sell up to $6,935,702 of our ordinary shares hereunder. As of September 22, 2026, the closing price of the Company’s ordinary shares is $0.7901 per share.
Our authorized share capital is US$50,500 divided into 505,000,000 shares of a par value of US$0.0001 each, comprising (i) 500,000,000 ordinary shares, and (ii) 5,000,000 Series A convertible preferred shares. As of the date of this prospectus supplement, we had 42,208,763 ordinary shares issued (of which 32,002,370 ordinary shares were outstanding) and 290,000 Series A Preferred Shares outstanding.
We are a “foreign private issuer” as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary — Implications of Being a Foreign Private Issuer.”
Investing in our securities involves a high degree of risk. Please carefully consider the risks and uncertainties discussed under “Risk Factors” in this prospectus supplement beginning on page S-9, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus concerning factors you should consider before investing in our ordinary shares.
Baird Medical Investment Holdings Limited, or Baird Medical, is a Cayman Islands holding company with operations conducted through its wholly-owned subsidiaries in the People’s Republic of China (“PRC” or “China”). Baird Medical does not use a variable interest entity (“VIE”) structure. Instead, Baird Medical conducts its business operations in China through its wholly-owned PRC subsidiaries, including Baide (Guangdong) Capital Management Company Limited, Nanjing Changcheng Medical Equipment Co., Ltd., Baide (Suzhou) Medical Technology Co., Ltd., and their subsidiaries. Investors of our ordinary shares are holding equity interest in Baird Medical Investment Holdings Limited, the Cayman Islands holding company, and not directly in any of the PRC operating subsidiaries.
Our corporate structure involves certain risks. PRC regulatory authorities could disallow our corporate structure. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. or other foreign exchange. These which would likely result in a material change in our operations and/or the value of our securities, including that it could cause the value of such securities to significantly decline or become worthless. Since 2021, the PRC government has initiated a series of regulatory actions and guidelines to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and strength the administration on data cross-border transfer, regulating overseas securities offering and listing, and expanding the efforts in anti-monopoly enforcement. Since these regulatory actions and guidelines are relatively new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. For a detailed description of risks relating to doing business in China, see “Risk Factors — Risks Related to Doing Business in China” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.
Under our current corporate structure, we may rely on dividend payments from our subsidiaries, to fund any cash and financing requirements we may have. As of the date of this prospectus supplement, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance business operations. As a result, we do not expect to pay any cash dividends in the foreseeable future. Any limitation on the ability of our subsidiaries to distribute dividends to us may restrict our ability to satisfy our liquidity requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To the extent cash in the business is in the PRC or a PRC entity, and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed by the government.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, if the U.S. Securities and Exchange Commission, or the SEC, determines that a company retains a foreign accounting firm that cannot be subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report relaying to the SEC its determinations that the board was unable to inspect or investigate completely registered public accounting firms in Mainland China and Hong Kong. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCA Act” indicating that those companies were formally subject to the delisting provisions. In May 2022, we were conclusively identified by the SEC under the HFCA Act due to the fact that our previous auditor was located in Mainland China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it was unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions. Our current auditor, Guangdong Prouden CPAs GP (“Guangdong Prouden”), is an independent registered public accounting firm registered with the PCAOB and is currently subject to the PCAOB inspections on a regular basis. Guangdong Prouden is not identified in the report issued by PCAOB on December 16, 2021 as a firm subject to the PCAOB’s determination. However, whether the PCAOB will re-evaluate its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and to pursue ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China and we fail to retain another registered public accounting firm that the PCAOB is able to inspect and investigate completely in 2025 and beyond, or if we otherwise fail to meet the PCAOB’s requirements, the Ordinary Shares will be delisted from the Nasdaq Stock Market, and our shares will not be permitted for trading over the counter in the United States under the HFCAA and related regulations. For more details, see “Risk Factors — Risks Related to Doing Business in China — Trading in our securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the PCAOB is unable to inspect or investigate completely auditors located in China for two consecutive years. The delisting of our securities, or the threat of being delisted, may materially and adversely affect the value of your investment.”
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Prospectus Supplement dated September 24, 2026

PROSPECTUS SUPPLEMENT
PROSPECTUS

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with additional or different information from that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of those documents or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus dated August 6, 2026, included in the registration statement on Form F-3 (No. 333-296153), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.
If there is any inconsistency between information in or incorporated by reference into the accompanying prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before investing in our ordinary shares.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or in any related free writing prospectus prepared by us or on our behalf to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, all references to “we,” “us,” “our,” or similar terms used in this prospectus supplement refer to Baird Medical Investment Holdings Limited, a Cayman Islands holding company, and its subsidiaries, and when describing our consolidated financial information, also includes its subsidiaries.
“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China and “US$” or “U.S. dollars” refers to the legal currency of the United States.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference including our most recent annual report on Form 20-F, as well as any amendments thereto, filed with the SEC.
In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” as well as statements in the future tense or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
Any statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include, without limitation, statements regarding:
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our future business development, financial condition and results of operations;

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expected changes in our revenues, costs or expenditures;

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our estimates regarding revenues, cash flows, capital requirements and our need for additional financing;

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our expectations regarding demand for and market acceptance of our services;

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competition in our industry;

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risks related to our corporate structure; and

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government policies and regulations relating to our industry.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
The forward-looking statements speak only as of the date on which they are made; and, except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
You should refer to “Risk Factors” in this prospectus supplement, the accompanying prospectus and Item 3.D. to our most recent annual report on Form 20-F for the fiscal year ended December 31, 2025 incorporated by reference, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you

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should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
You should read this prospectus supplement, together with the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is generally reliable, such information is inherently imprecise.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including our historical financial statements and the Note thereto, which are incorporated herein by reference. You should read “Risk Factors” beginning on page S-9 of this prospectus supplement, “Item 3D. Risk Factors” in our annual report on Form 20-F for our fiscal year ended December 31, 2025, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, for more information about important risks that you should consider before making a decision to invest in our securities.
Company Overview
Baird Medical Investment Holdings Limited (“Baird Medical” or the “Company”) is a specialized healthcare innovator dedicated exclusively to thyroid-related diseases. The Company combines clinical understanding with cutting-edge technologies to transform traditional thyroid treatment through intelligent, non-invasive solutions. Its mission is to build an ecosystem spanning early screening and diagnosis to robotic-assisted ablation and post-treatment care.
Our core products are microwave ablation (“MWA”) therapeutic apparatus and MWA needles, which are used for treating thyroid nodules, liver cancer, and other conditions. We ranked first among MWA medical device providers in the treatment of thyroid nodules and breast lumps in the PRC in terms of sales revenue and sales volume in 2022. We were also the third largest MWA medical device provider in the PRC by sales revenue in 2022, with a 19.0% market share.
Our products are sold to hospitals through: (i) direct sales, (ii) deliverers, and (iii) distributors. As of December 31, 2025, our products were purchased by approximately 614 hospitals, including 329 Grade III hospitals. We had 146 employees as of December 31, 2025.
In the fiscal year ended December 31, 2025, we generated total revenue of approximately $22.5 million (100% from MWA devices, with MWA needles accounting for 76% and MWA apparatus for 24%) and had a gross profit margin of approximately 83.8%. We had a net loss of approximately $27.5 million in the fiscal year ended December 31, 2025.
We have obtained five registration certificates for our microwave ablation therapeutic apparatus (Class III medical devices, dated February 6, 2023). We also hold multiple registration certificates for our MWA needles (Class III medical devices). Our Manufacture License for Class II and Class III Medical Devices is valid until May 24, 2031. In addition, we have received approval from the U.S. Food and Drug Administration (“FDA”) and the Indonesia Drug Administration for soft tissue ablation.
Our Corporate Structure and Operation in China
Baird Medical Investment Holdings Limited is a Cayman Islands exempted company. Unlike many China-based issuers listed in the United States, we do not use a variable interest entity (“VIE”) structure. Instead, we conduct our operations in China through wholly-owned subsidiaries.

The following chart illustrates our corporate structure as of the date of this prospectus supplement.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, if the SEC determines that a company retains a foreign accounting firm that cannot be subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report relaying to the SEC its determinations that the board was unable to inspect or investigate completely registered public accounting firms in Mainland China and Hong Kong. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCA Act” indicating that those companies were formally subject to the delisting provisions. In May 2022, we were conclusively identified by the SEC under the HFCA Act due to the fact that our previous auditor was located in Mainland China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it was unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions.
Our current auditor, Guangdong Prouden CPAs GP (“Guangdong Prouden”), is an independent registered public accounting firm registered with the PCAOB and is currently subject to the PCAOB inspections on a regular basis. Guangdong Prouden is not identified in the report issued by PCAOB on December 16, 2021 as a firm subject to the PCAOB’s determination. However, whether the PCAOB will re-evaluate its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and to pursue ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China and we fail to retain another registered public accounting firm that the PCAOB is able to inspect and investigate completely in 2025 and beyond, or if we otherwise fail to meet the PCAOB’s requirements, the Ordinary Shares will be delisted from the Nasdaq Stock Market, and our shares will not be permitted for trading over the counter in the United States under the HFCAA and related regulations. For more details, see “Risk Factors — Risks Related to Doing Business in China — Trading in our securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the

PCAOB is unable to inspect or investigate completely auditors located in China for two consecutive years. The delisting of our securities, or the threat of being delisted, may materially and adversely affect the value of your investment.”
Our Operations in China and Permissions Required from the PRC Authorities for Our Operations
We have obtained (1) five registration certificates for microwave ablation therapeutic apparatus (models MTI-5AT, MTI-5B, MTI-5C, MTI-5DT and MTI-5ET, Class III on February 6, 2023); (2) a number of registration certificates for microwave ablation needles (Disposable Water-Cooled Microwave Thermal Coagulation Ablation Needle, Long Microwave Ablation Needles, Models XR-A2021W, XR-A2018W, XR-A2015W, XR-A2021R (round head) and XR-A2018R (round head), Class III on February 6, 2023; Disposable Water-Cooled Microwave Thermal Coagulation Ablation Needle, Fine Microwave Ablation Needle, Model XR-A1610W, Class III on February 6, 2023; Disposable Microwave Ablation Needle, Long Microwave Ablation Needles, Models J-20-15, J-20-12, J-20-10, J-20-08, J-20-05, J-18-15, J-18-12, J-18-10, J-18-08 and J-18-05, Class III on July 13, 2023; Disposable Microwave Ablation Needle, Fine Microwave Ablation Needle, Models J-16-15, J-16-12, J-16-10, J-16-08, J-16-05, J-14-15, J-14-12, J-14-10, J-14-08, J-14-05, Class III on July 13, 2023); Disposable Microwave Ablation needle, Models G-20-25, G-20-21, G-20- 18, G-20-15, G-18-25, G-18-21, G-18-18, G-18-15, G-16-20, G-16-15, G-16-10, G-16-08 Class III on December 4, 2023; Disposable Microwave Ablation Needles, Models J-20-15-XT, J-20-12-XT, J-20-10-XT, J-20-08-XT, J-20-05-XT, J-18-15-XT, J-18-12-XT, J-18-10-XT, J-18-08-XT, J-18-05-XT, J-16-15-XT, J-16-12-XT, J-16-10-XT, J-16-08-XT, J-16-05-XT, J-14-15-XT, J-14-12-XT, J-14-10-XT, J-14-08-XT, and J-14-05-XT Class III on March 19, 2024; and (3) one registration certificate for disposable sterile biopsy needle (Disposable Sterile Biopsy Needle, Model BN-MAR-1, Class II on August 30, 2023).
On May 25, 2021, we obtained the Manufacture License for Class II and Class III Medical Devices for its existing microwave ablation products in China. Such Manufacture License is valid until May 24, 2031. We do not believe that the 2022 Supervisory and Administrative Measures for Production will have a material impact on our business operations because (1) the updates and revisions to the 2022 Supervisory and Administrative Measures for Production do not affect the validity of the production license obtained by us on May 25, 2021, which remains applicable and is sufficient for us to satisfy relevant requirements under the 2022 Supervisory and Administrative Measures for Production, (2) during the process of obtaining the registration certificate for Class III thyroid medical devices, we passed an audit, performed by the National Medical Products Administration and in accordance with the 2022 Supervisory and Administrative Measures for Production, for the period from February 9, 2023, to February 10, 2023, and (3) after obtaining the registration certificate for its single-use sterile biopsy needle product, we applied to add “Class II: 14-01 Injection and Puncture Instruments” to the production scope of the medical device production license, and obtained the updated medical device production license on October 16, 2023 in accordance with the 2022 Supervisory and Administrative Measures for Production. As of the date of this prospectus supplement, we are subject to and in compliance with the 2022 Supervisory and Administrative Measures for Production. See “D. Risk Factors — Risks Related to Doing Business in China” included in the annual report on Form 20-F which is incorporated herein by reference.
Cash and Asset Flows through Our Organization
Baird Medical Investment Holdings Limited transfers cash to Tycoon Choice Global, its wholly-owned subsidiary in British Virgin Islands, by making capital contributions or providing loans, and Tycoon Choice Global transfers cash to Baide Medical Investment Co. Ltd., a wholly-owned subsidiary of Tycoon Choice Global incorporated in Hong Kong, by making capital contributions or providing loans.
In 2023, 2024 and 2025, there was no cash transfer within our organization, and no assets other than cash were transferred within our organization. As of the date of this prospectus supplement, none of Baird Medical and our subsidiaries in the BVI, Hong Kong and PRC has paid any dividends or made any distributions to their respective shareholder(s), including U.S. investors if any, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We are in the process of adopting our formal cash management policies which will dictate the purpose, amount and procedure of cash transfers among our holding company and subsidiaries. We will determine the payment of dividends and fund transfer based on our specific business needs in accordance with the applicable laws and regulations.

Summary of Risk Factors
Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”
Risks Related to Our Business and Industry
•
We have a limited operating history and our high gross profit margin may not be sustainable.

•
Our revenue decreased 39.2% from approximately $37.0 million in fiscal year 2024 to approximately $22.5 million in fiscal year 2025, and we recorded a net loss of approximately $27.5 million in fiscal year 2025.

•
We are dependent on regulatory approvals for our MWA devices, and our Manufacture License for Class II and Class III Medical Devices expires on May 24, 2031.

•
We have significant customer concentration, with our two largest customers accounting for 23.3% and 12.0% of revenue in fiscal year 2025.

•
We had significant research and development expenses of approximately $20.1 million in fiscal year 2025.

•
We identified material weaknesses in our internal controls over financial reporting as of December 31, 2025.

Risks Related to Doing Business in China
•
Changes in PRC laws and regulations or government policies may materially and adversely affect our business.

•
Uncertainties with respect to the PRC legal system, including uncertainties regarding the interpretation and enforcement of PRC laws, could adversely affect us.

•
PCAOB inspection risks under the HFCAA.

•
PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or limit our use of proceeds from this offering.

•
Fluctuations in the value of the Renminbi may have a material adverse effect on your investment.

Risks Related to This Offering and Our Securities
•
The conversion of the Note into ordinary shares will dilute the ownership interest of our existing shareholders and could depress the trading price of our ordinary shares.

•
The trading price of our ordinary shares has been and is likely to continue to be volatile.

•
The Note have no established trading market.

•
We are an emerging growth company and a foreign private issuer with reduced reporting requirements.

•
The earnout shares (8,823,529 Betters Medical Earnout Shares and 1,350,000 Sponsor Earnout Shares) and 11,500,000 public warrants (exercise price US$11.50 per share) may result in significant dilution.

•
Anti-takeover provisions in our Articles of Association may discourage, delay or prevent a change of control.

Cash Flows Through Our Organization
Baird Medical Investment Holdings Limited is a Cayman Islands holding company with no operations of its own. We conduct our operations in China through our wholly-owned PRC subsidiaries. As a result, our ability to pay dividends depends upon dividends paid by our PRC subsidiaries.

As of December 31, 2025, our total cash and cash equivalents were approximately $178,321, and we had restricted cash of approximately $387,496. Our PRC subsidiaries have not declared or paid any dividends or distributions to Baird Medical as of the date of this prospectus supplement.
Impact of Taxation on Dividends or Distributions
The Company is incorporated in the Cayman Islands and conducts business in China through its wholly-owned PRC subsidiaries. Neither our subsidiaries nor any affiliated entity has declared or paid any dividend or distribution to us. We have never declared or paid any dividend on our ordinary shares and we have no current intention to pay dividends to shareholders.
Under the current laws of the Cayman Islands, Baird Medical Investment Holdings Limited is not subject to taxes based upon profits, income or capital gains. Upon payments of dividends to our shareholders, no Cayman Islands withholding tax will be imposed.
For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid in the PRC and Hong Kong, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Hypothetical pre-tax earnings(1)	100.00
Tax on earnings at statutory rate of 25%(2)	(25.00)
Amount to be distributed as dividend from PRC subsidiary to Hong Kong subsidiary(3)	75.00
Withholding tax at treaty rate of 5%	(3.75)
Amount to be distributed as dividend at Hong Kong subsidiary level and net distribution to Baird Medical	71.25

Note:
(1)
For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount is assumed to equal Chinese taxable income. Certain PRC subsidiaries (Nanjing Changcheng and Baide Suzhou) benefit from a preferential 15% EIT rate as High and New Technology Enterprises.

(2)
PRC enterprise income tax is generally imposed at a rate of 25%.

(3)
China’s Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign-invested enterprise to its immediate holding company outside of Mainland China. A lower withholding income tax rate of 5% is applied if the foreign-invested enterprise’s immediate holding company is registered in Hong Kong, subject to a qualification review at the time of the distribution. If a 10% withholding income tax rate is imposed, the withholding tax will be 7.5 and the net distribution to Baird Medical will be 67.5.

Restrictions and Limitations on Transfer of Capital
We face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our businesses, including our PRC subsidiaries, to the parent company and U.S. investors.
Our offshore holding company is permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the approval of government authorities and limits on the amount of capital contributions and loans. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and accompanying prospectus.
Corporate Information
The Company was incorporated in the Cayman Islands. We conduct our operations in China primarily through our subsidiaries. The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BDMD.” The warrants are listed on the Nasdaq Capital market under the symbol “BDMD W.”

Our principal executive offices are located at Room 202, 2/F, Baide Building, Building 11, No. 15 Rongtong Street, Yuexiu District, Guangzhou, People’s Republic of China. Our telephone number at this address is +86 13560026976. Our registered office is situated at Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.
Additional information about our company is included in the documents incorporated by reference in this prospectus supplement, including our annual report on Form 20-F for the fiscal year ended December 31, 2025, as amended filed with the SEC on July 27, 2026. See “Incorporation of Documents by Reference” in this prospectus supplement.
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:
•
we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•
for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•
we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•
we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•
we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

We are also an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we may take advantage of certain exemptions from reporting requirements applicable to other public companies, including reduced disclosure obligations regarding executive compensation and the exemption from the requirements of holding a nonbinding advisory vote on executive compensation.

THE OFFERING
Issuer
Baird Medical Investment Holdings Limited.
Securities offered by us
We are offering, through this prospectus supplement and the accompanying prospectus, (i) US$4,347,826 senior 8% original issue discount convertible promissory Note (the “Note”), (ii) ordinary shares issuable from time to time upon conversion under the Note, and (iii) up to additional 110,070 ordinary shares as commission shares for the issuance of the Note (the “Commitment Shares”), pursuant to a securities purchase agreement entered into with certain investor on September 24, 2026 (the “Purchase Agreement”).
ordinary shares outstanding immediately prior to this offering
32,002,370 ordinary shares, excluding ordinary shares reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and ordinary shares reserved for future issuances upon the exercise of pubic warrants or earnout shares.
ordinary shares outstanding after this offering is completed
Up to 59,630,326 ordinary shares, assuming that all ordinary shares issuable under the Note are converted at the floor price in this offering.
Conversion rights
Upon providing a conversion notice, the holder of a Note may convert it into ordinary shares. The number of shares issuable upon conversion is calculated by dividing (i) the portion of the principal and any accrued interest the holder chooses to convert by (ii) the conversion price on the date of the conversion notice. The conversion price is the lower of (i) the fixed conversion price of 0.9842, which is set at 120% of the average of the three daily VWAPs on the trading day immediately before the closing date of the Purchase Agreement, and (ii) subject to the occurrence of certain events, the alternative conversion price, set at 92% of the lowest daily VWAP over the seven trading days immediately before the date of the applicable conversion notice (or 85% upon an event of default).
Any fractional amounts resulting from these calculations will be rounded down to the nearest cent, and the conversion price cannot fall below the floor price, which is set at 20% of the Nasdaq Minimum Price, as defined under Nasdaq Listing Rules. If the conversion price is lower than the floor price at the time a conversion notice is received, shares will be issued based on the floor price, and the Company shall either (i) reduce the floor price to allow such conversion to be made at the Conversion Price then in effect, or (ii) issue a number of shares equal to the conversion amount divided by such floor price and either (A) pay the economic difference between the applicable conversion price (without regard to the Floor Price) and such floor price in cash or (B) add such economic difference to the principal of the Note. The difference is determined as (i) the number of shares that would have been delivered using the conversion price, minus (ii) the number of shares delivered using the floor price, multiplied by (iii) the daily VWAP of our shares on the date of the conversion notice.
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Participation Rights
For a period of eighteen months after the date of the Purchase Agreement, we agree to grant each investor the right to participate in subsequent issuance of certain securities of up to 25% of the offered securities, provided that certain terms and conditions specified in the Purchase Agreement are met.
Lock-Up
Each of our executive officers, directors, shareholders holding more than 5% of total outstanding ordinary shares of the Company, and such other Persons as the Investor may reasonably request, as of the date hereof has agreed that we will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company during the period beginning on the date of the Purchase Agreement through and including the date that is the earlier of 180th day after the closing of the offering or full payoff or conversion of the Note period from the closing of the offering, and we have agreed to similar restrictions on the issuance, sale, disposal and registration (subject to certain exceptions) of our securities for 180 days following the closing of this offering, subject to certain exemptions.
Secured Interest
In connection with this offering, the Company also entered into a Subsidiary Guarantee, a pledge agreement and a security agreement with the Investor, see “Subsidiary Guarantee”, “Pledge Agreement”, and “Security Agreement” under Description of Securities We Are Offering for a detailed discussion.
Risk Factors
See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before investing in our securities.
Nasdaq Capital Market
Symbols
Our Ordinary Shares and our Warrants to purchase Ordinary Shares are listed on the Nasdaq, under the trading symbols “BDMD” and “BDMD W”, respectively.
There is no established trading market for the Note, and we do not expect a market to develop. We do not intend to apply for a listing for any such Note on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Note will be limited.
The number of ordinary shares outstanding after this offering is based on 32,002,370 ordinary shares outstanding prior to giving effect to this offering, and excludes an aggregate of 10,173,529 earnout shares (8,823,529 Betters Medical Earnout Shares and 1,350,000 Sponsor Earnout Shares), public warrants exercisable for an aggregate of 11,500,000 ordinary shares (exercise price US$11.50 per share) and 32,864 shares reserved for further issuance under the 2024 Equity Incentive Plan. Unless otherwise indicated, all information in this prospectus supplement assumes exercise of all the Note at the floor price described above.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and in our annual report on Form 20-F for the fiscal year ended December 31, 2025 incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 20-F, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risk Related to Our Business
Our Company’s operations are reliant on a limited number of suppliers.
Our business operations are highly dependent on a limited number of suppliers. Our largest supplier in 2025 accounted for US$1.7 million, or 46.0% of our total cost of revenues in the same period. Our second largest supplier in 2025 accounted for US$1.1 million, or 29.6% of our total cost of revenues in the same period. We remain significantly reliant on a concentrated supplier base. This high degree of supplier concentration exposes us to multiple risks, including potential interruptions or service discontinuations by these key suppliers-which may result from financial instability, operational failures, regulatory changes, or other unforeseen circumstances-that could severely limit our ability to deliver our products and services effectively or meet customer expectations. Furthermore, changes in pricing, terms of service, or algorithmic access imposed by these suppliers could reduce our operational flexibility and profit margins. Should any major supplier alter its business strategy, discontinue a critical service, or terminate its relationship with us, we may not be able to secure alternative resources of comparable quality or scale on commercially reasonable terms, or in a timely manner, if at all. Such dependencies may also weaken our negotiating power and result in less favorable service terms.
Although we are actively seeking to diversify its supplier base and develop contingency plans, there can be no assurance that we will be able to further reduce its reliance on these major suppliers in the near future. Any adverse development affecting any of these key suppliers could therefore have a material adverse effect on our business, financial condition, results of operations, and prospects.
Risk Related to Doing Business in China
The approval of and the filing with the CSRC, CAC or other PRC governmental authorities may be required in connection with our offshore offerings under PRC law and if required, we cannot predict whether or how soon we will be able to obtain such approval or complete such filing.
On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated a set of new regulations, including the Trial Administrative Measures of Overseas Securities Offerings and Listings by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023, and five supporting guidelines, which came into effect on February 17, 2023. Subsequently, the CSRC promulgated two additional supporting guidelines on May 16, 2023 and May 7, 2024, respectively. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. Where a PRC domestic company indirectly offers and lists securities in overseas markets, the issuer shall designate a major domestic operating entity to file with the CSRC. Companies, like us, that are already listed overseas as of March 31, 2023 are not required to make an immediate filing with the CSRC until a subsequent offering, in which case a filing should be made with the CSRC within three business days after the offering is completed. Failure to complete the filing required by the Trial Measures may result in a warning and a fine between RMB1 million and RMB10 million as for the domestic entity. The offering pursuant to this prospectus supplement and the accompanying prospectus is subject to the filing requirement under the Trial Measures, and we will make the filing for this offering with the CSRC within three business days after the offering is completed.

In addition, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, among other things, requires offshore special purpose vehicles formed for the purpose of an overseas listing and controlled by PRC companies or individuals, to obtain the CSRC approval prior to listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. Our PRC legal counsel has advised us that, based on their understanding of the current PRC laws, the CSRC approval is not required under the M&A Rules in the context of this offering because the ownership structures of our PRC subsidiaries were not established through acquisition of equity interests or assets of any PRC domestic company by foreign entities as clearly defined under the M&A Rules. However, we have been advised by our PRC legal counsel that there are uncertainties regarding the interpretation and application of the PRC law, and there can be no assurance that the PRC government will ultimately take a view that is not contrary to the above opinion of our PRC legal counsel. If it is determined that the CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for this offering.
On December 28, 2021, the CAC and 12 other regulatory authorities jointly released the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide, among others, (i) the purchase of cyber products and services by critical information infrastructure operators that affects or may affect national security and the data processing activities engaged in by network platform operators that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office, the department responsible for the implementation of cybersecurity review under the CAC; and (ii) the network platform operators with personal information data of more than one million users that seek for listing in a foreign country are obliged to apply for a cybersecurity review by the Cybersecurity Review Office. However, the Cybersecurity Review Measures do not provide any explanation or interpretation of “affect or may affect national security,” and Chinese government may have broad discretion in interpreting and enforcing these laws and regulations. We cannot predict the impact of the Cybersecurity Review Measures, if any, at this stage, and we will closely monitor and assess the statutory developments in this regard. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CAC or any other PRC governmental authorities. We cannot guarantee, however, that we will not be subject to cybersecurity review in the future. If such review is or becomes necessary, we may be required to suspend our operations or experience other disruption to our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.
If it is determined in the future that any governmental approvals or other requirements are required to be met for and prior to an offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for an offering, or a rescission of any such approval, may hinder our ability to complete an offering and subject us to sanctions by the relevant PRC governmental authorities. Restrictions and penalties imposed on our operations could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our ordinary shares.
Our ordinary shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, if the SEC determines that a company retains a foreign accounting firm that cannot be subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report relaying to the SEC its determinations that the board was unable to inspect or investigate completely registered public accounting firms in Mainland China and Hong Kong. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCA Act” indicating that those companies were formally subject to the delisting provisions. In May 2022, we were conclusively identified by the SEC under the HFCA Act due to the fact that our previous auditor was located in Mainland China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it was unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions.
Our current auditor, Guangdong Prouden CPAs GP (“Guangdong Prouden”), is an independent registered public accounting firm registered with the PCAOB and is currently subject to the PCAOB inspections on a regular basis. Guangdong Prouden is not identified in the report issued by PCAOB on December 16, 2021 as a firm subject to the PCAOB’s determination. However, whether the PCAOB will re-evaluate its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and to pursue ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China and we fail to retain another registered public accounting firm that the PCAOB is able to inspect and investigate completely in 2025 and beyond, or if we otherwise fail to meet the PCAOB’s requirements, the Ordinary Shares will be delisted from the Nasdaq Stock Market, and our shares will not be permitted for trading over the counter in the United States under the HFCAA and related regulations.
Risks Related to This Offering
Nasdaq’s recently adopted minimum Market Value of Listed Securities requirement of $5 million could result in the suspension and delisting of our common stock from Nasdaq.
On July 22, 2026, the SEC approved a new Nasdaq rule requiring companies listed on Nasdaq to maintain a minimum Market Value of Listed Securities (“MVLS”) of at least $5.0 million. Under the new rule, if a company’s MVLS remains below $5 million for 30 consecutive business days, Nasdaq will issue a Staff Delisting Determination, and trading in the company’s securities will be immediately suspended without any cure or compliance period. Furthermore, a request for a hearing before a Nasdaq Hearings Panel will not stay the suspension, although the Hearings Panel may, in limited circumstances, grant an exception of up to 180 days from the Staff Delisting Determination for the company to demonstrate that it satisfies all applicable initial (not merely continued) listing requirements.
On July 29, 2026, the SEC’s Division of Trading and Markets confirmed that it had received notices of intention to petition the full SEC for review of the approval, which automatically stayed the order implementing the rule pending further action from the Securities and Exchange Commission. However, such newly promulgated $5 million MVLS requirements may still be affirmed and upon then, the Company may not be able to comply with such requirement.
The Company’s ability to maintain compliance with the $5 million MVLS requirement depends on a number of factors, including the market price of the Ordinary Shares and the number of our issued and outstanding shares. The market price of the Ordinary Shares may be volatile and could decline for reasons beyond our control, including:
•
general market conditions or downturns in the broader equity markets;

•
sector-specific or industry-wide volatility;

•
changes in interest rates or macroeconomic conditions;

•
geopolitical events;

•
actual or perceived short selling activity or other trading dynamics;

•
reduced liquidity or limited public float; and

•
investor perceptions regarding our business, prospects, or financial condition.

If the Company’s MVLS were to fall below $5 million for 30 consecutive business days, Nasdaq would issue a staff delisting determination and immediately suspend trading of the Ordinary Shares on Nasdaq. Any suspension or delisting of the Ordinary Shares from Nasdaq could materially and adversely affect our business, financial condition, results of operations, and the value of the Ordinary Shares.

If we are delisted from Nasdaq, our securities may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our securities, it may be extremely difficult or impossible for shareholders to sell their shares. If we are delisted from Nasdaq, but obtain a substitute listing for our securities, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Shareholders may not be able to sell their securities on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our securities are delisted from Nasdaq, the value and liquidity of our securities would likely be significantly adversely affected.
In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the listing requirements of Nasdaq. There can be no assurance that we will maintain the compliance of our securities with the Nasdaq listing requirements.
We have broad discretion over the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply the net proceeds from this offering effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the price of our ordinary shares to decline.
The conversion of the Note will dilute the ownership interests of existing shareholders.
The conversion of the Note into ordinary shares will dilute the ownership interests of our existing shareholders. Because the conversion price of the Note is based on the VWAP of our ordinary shares, which can fluctuate, the number of shares that may be issued upon conversion is uncertain and could be substantial, particularly if the trading price of our ordinary shares declines. Pursuant to this offering, a maximum of 27,517,886 ordinary shares may be issued upon conversion of the Note at the floor price of $0.158 per share. In addition, the issuance of up to 110,070 Commitment Shares will also dilute existing shareholders.
Existing warrants and earnout shares may cause significant dilution.
As of the date of this prospectus supplement, we have 11,500,000 public warrants outstanding with an exercise price of US$11.50 per ordinary share, 8,823,529 Betters Medical Earnout Shares (which vest if the VWAP of our ordinary shares equals or exceeds $12.50 for 20 trading days in any 30-day period within 8 years of closing, or upon a change of control), and 1,350,000 Sponsor Earnout Shares (which vest if the same VWAP condition is met within 5 years of closing, or upon a change of control). If any or all of these securities vest, are exercised or converted, existing shareholders will experience additional dilution.
Our memorandum and articles of association contain anti-takeover provisions that could adversely affect the rights of holders of our ordinary shares.
Our current memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions, including a provision that grants authority to our board of directors to establish and issue from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series, any or all of which may be greater than the rights associated with our ordinary shares. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.
The Note have no established trading market.
There is no established trading market for the Note and we do not intend to apply for a listing of the Note on any securities exchange. Without an active trading market, holders of the Note may not be able to sell their Note at a desirable price, or at all.

Investors of the Note will not be entitled to any rights with respect to our ordinary shares, but will be subject to all changes made with respect to our ordinary shares.
Investor of the Note will not be entitled to any rights with respect to our ordinary shares (including, without limitation, voting rights or rights to receive any dividends or other distributions on our ordinary shares), but will be subject to all changes affecting our ordinary shares. Investor will only be entitled to rights in respect of our ordinary shares if and when we deliver ordinary shares upon conversion under the Note. In the event that an amendment is proposed to our memorandum and articles of association requiring shareholders approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder’s conversion of Note, the holder will not be entitled to vote on the amendment, although the holder will nevertheless be subject to any changes in the powers, preferences or rights of our ordinary shares that result from such amendment.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately US$3.7 million, after deducting the estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. Our management will have broad discretion in the application of these proceeds.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2025:
•
on an actual basis;

•
on a pro forma as adjusted basis to reflect (i) the issuance of the Note, assuming conversion of all the Note at the floor price of $0.158 per share; and (ii) the issuance and sale of 110,070 ordinary shares as commitment shares for the issuance of the Note, pursuant to this prospectus supplement, after deducting the estimated offering expenses payable by us.

The as adjusted information is illustrative only. You should read this table in conjunction with any consolidated financial statements and related Note included in this prospectus supplement and the accompanying prospectus and “Item 5. Operating and Financial Review and Prospects” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of December 31, 2025
	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
	US$	US$	US$
Cash	178,321	3,680,000	3,858,321
Restricted cash	387,496		387,496
Total Liabilities	38,477,473		38,477,473
Shareholders’ equity
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 40,979,382 shares issued, 30,752,370 shares outstanding as of December 31, 2025	3,075	2,763	5,838
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; 290,000 shares issued and outstanding as of December 31, 2025	29		29
Additional paid-in capital	28,658,524	3,677,237	32,335,761
Statutory reserve	4,593,312		4,593,312
Accumulated deficits	(515,415)		(515,415)
Accumulated other comprehensive loss	(1,371,894)		(1,371,894)
Non-controlling interests	(144,089)		(144,089)
Total shareholders’ equity	31,223,542		34,903,542
Total capitalization	69,701,015		73,381,015
We estimate that the net proceeds from this offering will be approximately US$3.7 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.
The calculations above: the number of ordinary shares outstanding after this offering is based on 30,752,370 shares outstanding as of December 31, 2025 prior to giving effect to this offering, and excludes an aggregate of 10,173,529 earnout shares (8,823,529 Betters Medical Earnout Shares and 1,350,000 Sponsor Earnout Shares), public warrants exercisable for an aggregate of 11,500,000 ordinary shares (exercise price US$11.50 per share) and 53,483 shares reserved for further issuance under the 2024 Equity Incentive Plan.
The unaudited pro forma as adjusted condensed financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition would have been had the Note transactions occurred on the dates indicated.
Further, the unaudited pro forma as adjusted condensed financial information also may not be useful in predicting the future financial condition. The actual financial position may differ significantly from the pro forma as adjusted amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s analysis assuming conversion of all the Note at the floor price of $0.158 per share and are subject to change as additional information becomes available and analyses are performed.

DILUTION
If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per ordinary share in this offering and the net tangible book value per ordinary shares immediately after this offering. Our net tangible book value as of December 31, 2025 was approximately US$31.1 million, or approximately US$1.01 per ordinary share. Our net tangible book value per ordinary share is equal to our total tangible assets less our total liabilities, divided by the total number of 30,752,370 shares outstanding as of December 31, 2025.
Without taking into account any other changes in net tangible book value after December 31, 2025, other than to give effect to (i) the issuance of the Note, assuming conversion of all the Note at the floor price of $0.158 per share; and (ii) the issuance and sale of 110,070 ordinary shares as commitment shares for the issuance of the Note at the price of $0.79 per share, pursuant to this prospectus supplement, after deducting the estimated offering expenses payable by us. This represents an immediate decrease in net tangible book value of approximately US$0.41 per ordinary share to our existing shareholders and an immediate increase in net tangible book value of approximately US$0.03 per ordinary share to the new investor purchasing the Note in this offering. The following table illustrates this dilution on a per ordinary share basis:
Assumed offering price of conversion of all the Note at the floor price per ordinary share	US$	0.158
Assumed offering price of the issuance and sale of 110,070 ordinary shares per ordinary share	US$	0.79
Assuming weighted average conversion price per share	US$	0.16
Net tangible book value per ordinary share as of December 31, 2025	US$	1.01
Decrease in net tangible book value per ordinary shares attributable to this offering	US$	0.41
Pro forma as adjusted net tangible book value per ordinary share after giving effect to (i) the issuance of the Note, assuming conversion of all the Note at the floor price of $0.158 per share; and (ii) the issuance and sale of 110,070 ordinary shares as commitment shares for the issuance of the Note at the price of $0.79 per share, pursuant to this prospectus supplement, after deducting the estimated offering expenses payable by us as of December 31, 2025	US$	0.60
Dilution per share attributable to pro forma existing holders of ordinary shares	US$	0.41
Pro forma as adjusted net tangible book value per share after this offering	US$	0.19
Net increase in net tangible book value per ordinary share to new investor in this offering	US$	0.03
We estimate that the net proceeds from this offering will be approximately US$3.7 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.
The number of ordinary shares outstanding after this offering is based on 30,752,370 shares outstanding as of December 31, 2025 prior to giving effect to this offering, and excludes an aggregate of 10,173,529 earnout shares (8,823,529 Betters Medical Earnout Shares and 1,350,000 Sponsor Earnout Shares), public warrants exercisable for an aggregate of 11,500,000 ordinary shares (exercise price US$11.50 per share) and 53,483 shares reserved for further issuance under the 2024 Equity Incentive Plan.
For simplicity, the calculation above does not give effect to the beneficial ownership limitation in the Note, which prevents the holder of each Note from converting any portion of the Note to the extent that the holder and any other attribution parties would collectively beneficially own more than 9.99% (the “Maximum Percentage”) of our outstanding ordinary shares immediately after such conversion.
We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, our shareholders will experience further dilution.

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Ordinary Shares
The material terms and provisions of our ordinary shares are described under the caption “Description of Share Capital” starting on page S-26 of this prospectus supplement.
Senior 8% Original Issue Discount Convertible Promissory Note
We are offering US$4,347,826 (the “Principal Amount”) senior 8% original issue discount convertible promissory Note (the “Note”) that are convertible into our ordinary shares. These Note are being issued pursuant to this prospectus supplement and a securities purchase agreement, dated September 24, 2026, between us and the investor set forth under the signature page thereto (the “Purchase Agreement”). This prospectus supplement also covers ordinary shares issuable from time to time upon conversion under the Note. Under the Purchase Agreement, the investor will also receive 2% of the Principal Amount of the Note as additional commitment (the “Additional Commitment”), the Company may elect to (i) have the investor reduce the Principal Amount payable by the investor for the closing by the Additional Commitment, (ii) issue a number of shares of ordinary shares determined by dividing the Additional Commitment by the lower of (i) the Fixed Conversion Price (as defined below) or (ii) the closing price of the ordinary shares on the trading day immediately preceding the closing date (as applicable, the “Discount Shares”), subject to the beneficial ownership limitation, or (iii) the Company may elect any combination of (i) and (ii) above which collectively combine to equal the Additional Discount subject to the Beneficial Ownership Limitation.
On September 24, 2026, we entered into the Purchase Agreement with certain investor, pursuant to which we agreed to issue to the investor the Note in the Principal Amount of US$4,347,826. These Note carry an 8% original issue discount, and have a term of 12 months from the issuance date. No interest accrues during the term of the Note unless an event of default occurs, in which case interest will accrue at a rate of 15% per annum or, if less, the highest amount permitted by law (the “Default Interest”). Our obligations under these Note rank senior to all other existing indebtedness and equity of our company.
Holders can convert their Note into ordinary shares by providing a conversion notice. The number of shares issuable upon conversion is calculated by dividing (i) the portion of the principal and any accrued interest the holder chooses to convert by (ii) the conversion price on the date of the conversion notice. The conversion price is the lower of (i) the fixed conversion price of 0.9842, which is set at 120% of the average of the three daily VWAPs on the trading day immediately before the closing date of the Purchase Agreement, and (ii) subject to the occurrence of certain events, the alternative conversion price, set at 92% of the lowest daily VWAP over the seven trading days immediately before the date of the applicable conversion notice (or 85% upon an event of default). Any fractional amounts resulting from these calculations will be rounded down to the nearest cent, and the conversion price cannot fall below the floor price, which is set at 20% of the Nasdaq minimum price as defined under the Nasdaq Listing Rules. If the conversion price is lower than the floor price at the time a conversion notice is received, shares will be issued based on the floor price, and the Company shall either (i) reduce the floor price to allow such conversion to be made at the Conversion Price then in effect, or (ii) issue a number of shares equal to the conversion amount divided by such floor price and either (A) pay the economic difference between the applicable conversion price (without regard to the Floor Price) and such floor price in cash or (B) add such economic difference to the principal of the Note. The difference is determined as (i) the number of shares that would have been delivered using the conversion price, minus (ii) the number of shares delivered using the floor price, multiplied by (iii) the daily VWAP of our shares on the date of the conversion notice. The Fixed Conversion Price is subject to proportional adjustment upon occurrence of certain events such as stock split, dividends, share consolidation, etc.
If and whenever on or after the issuance date the Company issues or sells, or is deemed to have issued or sold, any ordinary shares (including the issuance or sale of ordinary shares owned or held by or for the account of the Company, but excluding any Exempt Issuance (as defined under the Note), for a consideration per share (the “Dilutive Issuance Price”) less than a price equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Fixed Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to the Dilutive Issuance Price.

The holder of each Note does not have the right to convert any portion of the Note if, upon conversion, the holder and any other attribution parties would collectively beneficially own more than 9.99% (the “Maximum Percentage”) of our outstanding ordinary shares immediately after giving effect to such conversion.
A conversion failure (the “Conversion Failure”) occurs if we fail to issue and deliver to the Note holder a certificate for the number of converted shares and register such shares on our share register, or if we do not credit the balance account of the Note holder (or its designee) with DTC for the number of converted shares, by the share delivery date, as the case may be. The Note holder may then demand repayment in cash, at an amount equal to the higher of (i) the Mandatory Default Amount (as defined below), or (ii) the number of shares that we are unable to issue multiplied by the higher of (x) the Fixed Conversion Price or (y) the VWAP as of the date of the conversion notice (the “Mandatory Prepayment Price”). The Mandatory Default Amount is defined under each Note as 115% of the sum of (i) the outstanding principal of the Note on the date on which the first event of default occurs plus (ii) any accrued and unpaid interest.
Upon any Conversion Failure, if on or prior to the share delivery date, and if, on or after the share delivery date, the Note holder acquires shares corresponding to all or any portion of the number of the shares issuable upon conversion that the holder is entitled to receive but has not received from us (a “Buy-In”), we need act within two trading days after receipt of the Note holder’s request and in such Note holder’s discretion, to either (i) pay cash to the Note holder equal to the holder’s total purchase price for the shares acquired (the “Buy-In Price”), in which case the obligation to deliver the original shares ceases, or (ii) promptly honor the obligation to issue and deliver to the holder a certificate representing such shares or credit the balance account of such holder (or its designee) with DTC for the number of converted shares, as the case may be, and pay cash equal to the excess of the Buy-In Price over the product of (x) such number of converted shares multiplied by (y) the lowest closing sale price of our shares on any trading day during the period commencing on the date of the conversion notice and ending on such issuance and payment date (the “Buy-In Payment Amount”).
For any Conversion Failure, we need to pay to the Note holder, in cash, as partial liquidated damages and not as a penalty, US$10 per trading day for each US$1,000 of the conversion amount (increasing to $20 per trading day after five trading days have passed since such damages have begun to accrue) until the converted shares are issued and delivered to the holder (the “Liquidated Damages”).
Upon the occurrence of an event of default as defined under the Note that has not been remedied or waived within five trading days, we will need to immediately pay the Note holder the Mandatory Default Amount, which Mandatory Default Amount shall be immediately due and payable to the Holder. If the Note is converted during an ongoing default, the holder can choose to convert the Mandatory Default Amount at the conversion price then in effect.
If, at any time while the Note is outstanding, the Company directly or indirectly receives proceeds from and closes any kind of financing including through the issuance of any equity securities or Indebtedness except for an Exempt Issuance (as defined in the Note), the Company shall give written notice to the Investor within one trading day, and the Investor within 10 trading days after receipt of such written notice may require the Company to use up to 25% of the net proceeds of any such financing (other than proceeds received from an affiliate of the Company), or 50% of the net proceeds in the case of an at-the-market offering or equity line of credit, to prepay the principal and any accrued and unpaid interest, pursuant to which the Company shall pay the Investor an amount equal to the principal plus accrued and unpaid interest being prepaid.
In addition, at any time after the Issuance Date and provided that as of such time: (A) no Event of Default has occurred (as defined in the Note), (B) the closing prices of the ordinary shares are below or equal to 115% of the Fixed Conversion Price, (C) the Equity Conditions (as defined in the Note) are then met and (D) the Company and the Investor mutually consent, the Company may prepay all of the outstanding principal and any accrued and unpaid interest (as applicable, the “Principal Amount”) upon at least 10 trading days’ written notice to the Investor (the “Prepayment Notice”) by paying an amount equal to 115% of the principal amount being prepaid (representing a 15% prepayment premium) (as applicable, the (the “prepayment amount”). If the Company so elects, the Investor shall have the right, upon written notice to the Company within 10 trading days following the Prepayment Notice (such notice, a “Prepayment Conversion Notice” and such 10 trading day period, the “Prepayment Notice Period”) provided to the Company at any time during the

Prepayment Notice Period, to convert up to one-third of the principal amount at the Conversion Price (as defined in the Note), in accordance with the provisions set forth under the Note, specifying the portion of the principal amount that the Investor will convert, provided, however, that such conversion is by mutual consent of the Company and the Investor.
Subsidiary Guarantee
In connection with the issuance of the Note, the Company and each of the Company’s subsidiaries (other than the Excluded Subsidiary, as defined under the Guarantee) have entered into a Subsidiary Guarantee (the “Guarantee”) in favor of the Investor. The Guarantee may also be joined by any subsidiary of the Company formed or acquired after the date thereof for so long as the Guarantee remains in effect.
Pursuant to the Guarantee, each guarantor party thereto (each, a “Guarantor”) has jointly and severally, unconditionally and irrevocably guaranteed the full and prompt payment and performance of all obligations arising under the Note (the “Obligations”), including principal, accrued interest, and all other sums due thereunder. The Guarantee is a guarantee of payment and not of collection, and the Investor is not required to first pursue the Company or any other person before seeking payment from any Guarantor.
The Guarantee is continuing, absolute, and unconditional and will not be released or otherwise affected by, among other things: (i) any amendment, modification, extension, or renewal of the Obligations; (ii) any release, compromise, or settlement of any guarantor or any collateral; (iii) any change in ownership or legal status of the Company or any Guarantor; (iv) any failure to perfect or maintain any security interest; or (v) any proceeding under applicable bankruptcy or insolvency laws. Each Guarantor has waived all rights of subrogation, reimbursement, exoneration, and contribution against the Company until the Obligations have been indefeasibly paid in full in cash.
In addition, each Guarantor has covenanted not to (i) grant any lien on its assets other than Permitted Liens (as defined in the Note) and liens in favor of the Investor, (ii) engage in any Fundamental Transaction (as defined in the Note) unless the gross proceeds therefrom are applied to prepay the Note, or (iii) sell, transfer, dispose of, or encumber any assets outside the ordinary course of business or sell, transfer, encumber, or issue capital stock of any subsidiary. The Guarantee contains a fraudulent conveyance savings clause limiting each Guarantor’s liability to the maximum enforceable amount.
The Guarantee will terminate upon the full and indefeasible payment in cash of all Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations that expressly survive termination).
Pledge Agreement
In connection with the issuance of the Note, the Company, as pledgor, has entered into a Pledge Agreement (the “Pledge Agreement”) with the Investor. Pursuant to the Pledge Agreement, the Company has pledged and granted to the Investor, for the benefit of the Investor, a first priority perfected security interest in all of the equity interests (the “Pledged Interests”) of Baird Medical LLC, its wholly owned U.S. operating subsidiary, and any other subsidiaries of the Company formed, registered, incorporated, or acquired after the date thereof that have assets located in, or are otherwise subject to the jurisdiction of, any state or territory of the United States (each, a “Pledge Entity”).
The Pledged Interests and all related investment property, security entitlements, books and records, distributions, dividends, and proceeds constitute the pledged collateral under the Pledge Agreement. Certificates representing the Pledged Interests, together with undated stock or membership interest powers executed in blank, are required to be delivered to the Investor.
So long as no Event of Default (as defined in the Note) has occurred and is continuing, the Company retains voting rights with respect to the Pledged Interests. Upon the occurrence and during the continuance of an Event of Default, the Investor may exercise an irrevocable proxy granted by the Company to vote the Pledged Interests and exercise all other incidents of ownership, and may sell, assign, or otherwise dispose of the Pledged Interests at public or private sale and apply the net proceeds to the Obligations.

The Pledge Agreement contains restrictive covenants substantially similar to those in the Guarantee, including restrictions on Fundamental Transactions, asset sales outside the ordinary course of business, and the issuance of subsidiary equity. The Company has also agreed to indemnify the Investor and the Investor against certain losses and liabilities arising in connection with any sale of the Pledged Interests.
The Pledge Agreement will terminate upon the full and indefeasible payment in cash of all Obligations (other than obligations that expressly survive termination by their terms, including contingent indemnification obligations).
Security Agreement
In connection with the issuance of the Note, the Company and Baird Medical LLC (collectively, the “Debtors”) have entered into a Security Agreement (the “Security Agreement”) with the Investor. The Security Agreement provides that any subsidiary of the Company formed, registered, incorporated, or acquired after the date thereof that has assets located in, or is otherwise subject to the jurisdiction of, any state or territory of the United States will be required to join the Security Agreement as an additional Debtor.
Pursuant to the Security Agreement, each Debtor has granted to the Investor, for the benefit of the Secured Parties, a lien on and security interest in substantially all of such Debtor’s assets located in the United States (the “Collateral”), including, without limitation, accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, goods, instruments, inventory, investment property, intellectual property (including copyrights, patents, and trademarks), software, commercial tort claims in excess of $50,000, and all proceeds of the foregoing. The Collateral excludes certain assets where the grant of a security interest would violate or invalidate an existing lease, license, or agreement or trigger a termination right in favor of a third party (the “Excluded Assets”).
The security interest is perfected through the filing of UCC financing statements, filings with the United States Patent and Trademark Office and the United States Copyright Office with respect to intellectual property, delivery of instruments and certificated securities to the Investor, and execution of deposit account control agreements.
The Security Agreement also contains an embedded pledge of the equity interests of the Pledge Entities, with the terms of such pledge governed by the Pledge Agreement described above.
Upon the occurrence and during the continuance of an Event of Default, the Investor has the right, among other remedies, to (i) take possession of the Collateral, (ii) sell, lease, license, or otherwise dispose of the Collateral at public or private sale, (iii) exercise all voting, consensual, and other powers of ownership with respect to pledged securities, (iv) apply for the appointment of a receiver, and (v) exercise all rights and remedies of a secured party under the Uniform Commercial Code (the “UCC”) of the applicable jurisdiction. Net proceeds of any realization on the Collateral are applied in the following order of priority: first, to payment of fees, costs, and expenses owing to the Investor; second, to payment of accrued unpaid interest and fees; third, to payment of principal; fourth, to payment of any other Obligations; and fifth, any remainder to the Debtors or as otherwise required by law. The Debtors remain jointly and severally liable for any deficiency remaining after application of such proceeds.
The Security Agreement will terminate upon the full and indefeasible payment in cash of all Obligations (other than obligations that expressly survive termination by their terms, including contingent indemnification obligations), at which time the Investor is required to release all liens and security interests and deliver UCC termination statements and other release documentation to the Debtors.
The UCC of the State of Delaware governs definitional terms used in the Security Agreement. The Security Agreement is otherwise governed by the terms of the Securities Purchase Agreement.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
General
Our authorized share capital is US$50,500 divided into 505,000,000 shares of a par value of US$0.0001 each, comprising (i) 500,000,000 ordinary shares, and (ii) 5,000,000 Series A convertible preferred shares. As of the date of this prospectus supplement, we had 42,208,763 ordinary shares issued and 32,002,370 ordinary shares outstanding, and 290,000 Series A Preferred Shares outstanding.
Transfers of Shares
Subject to the restrictions in our articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Exempted Company
We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue shares with no par value;

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may obtain an undertaking against the imposition of any future taxation;

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

Ordinary Shares
General.
All of our outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form. We may not issue shares to bearer.
Dividends.
The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the profits of our company, realized or unrealized, or out of the share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.
Each ordinary share is entitled to one vote on all matters submitted to a vote of our shareholders. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by: (a) the chairman of such meeting; (b) at least three Members present in person or by proxy or (in the case of a

Member being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting; (c) by Member(s) present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting; or (d) by Member(s) present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.
Liquidation.
On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), if the surplus assets available for distribution amongst all the holders of ordinary shares shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the excess shall be distributed amongst those holders in proportion to the amount of capital paid up at the commencement of the winding up on the shares held by them, respectively. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.
Calls on Shares and Forfeiture of Shares.
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares. If a call remains unpaid after the date specified for payment, the person from whom the call is due shall pay interest on the amount unpaid from the day payment is due until it is paid at a rate fixed by the board of directors, not exceeding ten percent per annum. If a shareholder fails to pay any call on the day appointed for payment thereof, our board of directors may serve not less than fourteen calendar days’ notice requiring payment. If the requirements of such notice are not complied with, any shares in respect of which such notice was given may be forfeited.
Redemption of Shares.
Subject to the provisions of the Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our articles of association or by our board of directors before the issue of such shares.
Variations of Rights of Shares.
If at any time our share capital is divided into different classes or series of shares, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.
Anti-Takeover Provisions.
Our articles of association contain certain provisions that could limit the ability of others to acquire control of our company, including a provision that grants authority to our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series. These provisions could have the effect of depriving our shareholders of the opportunity to sell their shares at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions.
Differences in Corporate Law
The Companies Act is modeled after that of the English companies legislation but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.
Mergers and Similar Arrangements
The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of shareholders or class of shareholders, as the case may be, or (b) a majority in number of representing 75% in value of creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the due majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction by way of a scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
In principle, we will normally be the proper plaintiff to sue for a wrong done to us and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a minority shareholder may be permitted to commence a class action against or derivative actions in our name to challenge an act which:
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is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

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requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained; and

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constitutes a “fraud on the majority,” where the wrongdoer are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify and secure harmless our directors (including any alternate directors), the secretary and other officers (but not the auditor), and the personal representatives of any such person, out of the assets and profits of our company, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person’s duties, powers, authorities or discretions, including, without limitation, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he or she owes the following duties to the company including a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of the board of directors at which such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.
Shareholder Action by Written Resolution
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. Notwithstanding the foregoing, the Sponsor Director may be removed by the Sponsor and the Betters Directors may be removed by Betters Medical (or its affiliates) (each as defined in our memorandum and articles of association), in each case, by written notice to the Company. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated or; (v) is removed from office pursuant to any other provisions of our memorandum and articles of association.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.
Restructuring
A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)   is or is likely to become unable to pay its debts; and
(b)   intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.
The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares
If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association and as permitted by the Companies Act, if at any time our share capital is divided into different classes or series of shares, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Inspection of Books and Records
Holders of our ordinary shares will have no general rights under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and special resolutions passed by our shareholders). Under Cayman Islands law, the names of current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.
Anti-takeover Provisions
Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.
Staggered Board of Directors
The Companies Act and our memorandum and articles of association do not contain provisions that require staggered board arrangements for a Cayman Islands company.

PLAN OF DISTRIBUTION
Securities Purchase Agreement with Certain Investor
We are offering US$4,347,826 senior 8% original issue discount convertible promissory Note (the “Note”) that are convertible into our ordinary shares. The Note are being issued pursuant to this prospectus supplement and a securities purchase agreement, dated September 24, 2026, between us and the investor as set forth under the signature page thereto (the “Purchase Agreement”). This prospectus supplement also covers ordinary shares issuable from time to time upon conversion under the Note.
In addition, the investor’s purchase of the Note is also subject to an additional 2% original issue discount of the subscription amount, or $86,956 (the “Additional Discount”), which shall be in the form of one of the following as elected by the Company to be applied to the second part of the closing: (i) the Company may elect to have the investor reduce the subscription amount payable by the investor for the closing by the Additional Discount, (ii) the Company may elect to have the investor pay the Additional Discount as part of the subscription amount and pursuant thereto purchase a number ordinary shares determined by dividing the Additional Discount by the lower of (i) the Fixed Conversion Price or (ii) the closing price of the ordinary shares as reported on the Trading Day immediately preceding the Closing Date (as applicable, the “Discount Shares”), subject to the beneficial ownership limitation, or (iii) the Company may elect any combination of (i) and (ii) above which collectively combine to equal the Additional Discount subject to the beneficial ownership limitation.
The total proceeds to us, before fees and expenses, will be approximately US$4,000,000.
Offer and Sale Restrictions Outside the United States
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

TAXATION
The following summary of the material Cayman Islands, People’s Republic of China and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.
People’s Republic of China Taxation
Under the PRC Enterprise Income Tax Law (“EIT Law”), an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” and will generally be subject to the enterprise income tax at the rate of 25% on its global income. If the PRC tax authorities were to determine that Baird Medical Investment Holdings Limited is a PRC resident enterprise, we may be subject to the 25% enterprise income tax on our global income.
Under the EIT Law, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in applicable tax treaties or similar arrangements, if such gain is regarded as income derived from sources within the PRC.
Under the PRC Individual Income Tax Law, dividends from sources within the PRC paid to foreign individuals who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties.
Pursuant to the Arrangement Between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, a qualified Hong Kong tax resident which is the “beneficial owner” of the dividends received and directly holds 25% or more of the equity interest of the PRC resident enterprise is entitled to a reduced 5% withholding tax rate. Baide Medical Investment Company Limited, our Hong Kong subsidiary, would be eligible for this reduced rate subject to the qualification review.
Our PRC subsidiaries are subject to PRC enterprise income tax at a rate of 25% on their taxable income. However, Nanjing Changcheng Medical Equipment Co., Ltd. and Baide (Suzhou) Medical Technology Co., Ltd. have been recognized as High and New Technology Enterprises and are eligible for a preferential enterprise income tax rate of 15%.
U.S. Federal Income Taxation
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of ordinary shares by a U.S. Holder (as defined below) that holds ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, special tax accounting rules under Section 451(b) of the Code, or any state, local or non-U.S. tax considerations relating to the ownership or disposition of ordinary shares. The following summary also does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
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banks and other financial institutions;

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insurance companies;

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pension plans;

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cooperatives;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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dealers or traders that elect to use a mark-to-market method of tax accounting;

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certain former U.S. citizens or long-term residents;

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tax-exempt entities (including private foundations);

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governmental organizations;

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investors who acquire their ordinary shares pursuant to any employee share option or otherwise as compensation;

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investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

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investors that have a functional currency other than the U.S. dollar;

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investors that actually or constructively own 10% or more of our stock (by vote or value); or

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partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities,

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all of whom may be subject to tax rules that differ significantly from those discussed below.

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO ITS PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and their partners are urged to consult their tax advisors regarding an investment in ordinary shares.
Dividends
Subject to the discussion under “— Passive Foreign Investment Company Rules” below, distributions paid on ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at reduced rates. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of these reduced tax rates in their particular circumstances.
Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on ordinary shares. For U.S. federal income tax purposes, the amount of the dividend income will include amounts withheld in respect of PRC withholding tax, if any. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
Subject to the discussion under “— Passive Foreign Investment Company Rules” below, a U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long term if ordinary shares have been held for more than one year. The deductibility of a capital loss is subject to limitations.
Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty. In such event, if PRC tax were to be imposed on any gain from the disposition of ordinary shares, a U.S. Holder that is eligible for the benefits of the United States-PRC income tax treaty may elect to treat such gain as PRC source income. If a U.S. Holder is not eligible for the benefits of the United States-PRC income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. Holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of ordinary shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of ordinary shares, including the availability of the foreign tax credit under its particular circumstances.
Passive Foreign Investment Company Rules
A non-U.S. corporation will be a PFIC for U.S. federal income tax purposes for any taxable year if either: (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. We do not believe that we were a PFIC for our most recent taxable year ended December 31, 2025. However, the application of the PFIC rules is subject to uncertainty in several respects and the determination must be made annually. Accordingly, there can be no assurance that we will not be a PFIC for the current or any future taxable year.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” and (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of ordinary shares, unless ordinary shares are held in accounts at financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to ordinary shares.

EXPENSES RELATED TO THE OFFERING
The following table sets forth the aggregate expenses to be paid by us in connection with this offering.
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	220,000
Accountants’ fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—
Printing expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—
Transfer agent fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—
Miscellaneous costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	100,000
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$320,000
LEGAL MATTERS
We are being represented by Pryor Cashman LLP, New York, New York with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our ordinary shares offered in this offering and certain other legal matters of Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Pryor Cashman LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law.
EXPERTS
The consolidated financial statements of Baird Medical Investment Holdings Limited as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated in this registration statement by reference to the Annual Report on Form 20-F for the year ended December 31, 2025, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on July 27, 2026, have been in reliance upon the report of Guangdong Prouden CPAs GP, an independent registered public accounting firm, and on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 (File No. 333-296153) that we filed with the SEC, and do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and accompanying prospectus or incorporated by reference herein or therein. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.
We are subject to the informational and reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.
We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We also maintain a corporate website at bairdmed.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement or the accompanying prospectus, or any documents incorporated by reference herein or therein. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file with the SEC after the date of this prospectus supplement and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
The documents we are incorporating by reference are:
•
our annual report on Form 20-F and Form 20-F/A for the fiscal year ended December 31, 2025, filed with the SEC on April 24, 2026 and July 27, 2026;

•
our reports of foreign private issuer on Form 6-K furnished to the SEC on February 10, 2026, and September 3, 2026;

•
the description of the securities contained in our registration statement on Form 8-A12B filed with the SEC on October 1, 2024, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Baird Medical Investment Holdings Limited
Room 202, 2/F, Baide Building, Building 11, No. 15
Rongtong Street, Yuexiu District, Guangzhou, Peoples Republic of China
(86) 20 8218-5926
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference herein. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated August 6, 2026
PROSPECTUS
US$50,000,000
ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
UNITS
OF
BAIRD MEDICAL INVESTMENT HOLDINGS LIMITED
Baird Medical Investment Holdings Limited (“we,” “us,” “Baird Medical” or “our company”) may from time to time in one or more offerings offer and sell ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$50,000,000.
Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our issued and outstanding Ordinary Shares held by non-affiliates remains below US$75,000,000. As of the date of this prospectus, the aggregate market value of our outstanding Ordinary Shares was below US$75 million, and accordingly, our public float was also below US$75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.
We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
Our Ordinary Shares and our Warrants to purchase Ordinary Shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”), under the trading symbols “BDMD” and “BDMD W,” respectively. On August 5, 2026, the closing price for our Ordinary Shares on Nasdaq was US$1.07, and the closing price for our Warrants on Nasdaq was US$0.047.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
Baird Medical is a Cayman Islands holding company and not a Chinese operating company. We carry out our business in China through our wholly-owned PRC subsidiaries. We face various legal and operational risks and uncertainties associated with being based in or having substantially all of our operations in China. We are subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with very short notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For instance, we face risks associated with regulatory approvals on overseas offerings and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain business, accept foreign investments, or list and conduct offerings on a U.S. or other foreign stock exchange. These risks could result in a material adverse change in our operations and the value of the Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 24, 2026, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on July 27, 2026 (the “2025 20-F”).
We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act 2023 (the “HFCAA”). Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
completely, the Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. We dismissed Marcum Asia CPAs LLP (“Marcum Asia”) and appointed Kreit & Chiu CPA LLP (“Kreit & Chiu”) as our independent registered public accounting firm, effective from January 24, 2025. We subsequently dismissed Kreit & Chiu and appointed Guangdong Prouden CPAs GP (“Guangdong Prouden”) as our independent registered public accounting firm. Marcum Asia and Kreit & Chiu, our former auditors, are independent public accounting firms registered with the PCAOB, are headquartered in the United States, and were not identified in the PCAOB’s 2021 determination report. Our current auditor, Guangdong Prouden, is an independent registered public accounting firm registered with the PCAOB, is headquartered in Guangzhou, China, and is subject to PCAOB inspections on a regular basis. Guangdong Prouden is not identified in the report issued by PCAOB on December 16, 2021 as a firm subject to the PCAOB’s determination. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and pursue ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China and we fail to retain another registered public accounting firm that the PCAOB is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon two consecutive years of non-inspection under the HFCAA, the Ordinary Shares will be delisted from the Nasdaq Stock Market and will not be permitted for trading over the counter either. The related risks and uncertainties could cause the value of the Ordinary Shares to significantly decline or become worthless. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Trading in our securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the PCAOB is unable to inspect or investigate completely auditors located in China for two consecutive years. The delisting of our securities, or the threat of being delisted, may materially and adversely affect the value of your investment” in our 2025 20-F.
Cash may be transferred among Baird Medical and our PRC subsidiaries, in the following manners: (1) funds may be transferred to our PRC subsidiaries from Baird Medical as needed through our subsidiaries in the British Virgin Islands (“BVI”) and Hong Kong in the form of capital contribution or shareholder loan, as the case may be; (2) dividends or other distributions may be paid by our PRC subsidiaries to Baird Medical through our subsidiaries in the BVI and Hong Kong; and (3) our PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. In 2023, 2024 and 2025, there was no cash transfer within our organization, and no assets other than cash were transferred within our organization. As of the date of this prospectus, none of Baird Medical and our subsidiaries in the BVI, Hong Kong and PRC has paid any dividends or made any distributions to their respective shareholder(s), including U.S. investors if any, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. For details, see “Prospectus Summary — Implication of Being a Company with the Holding Company Structure — Cash and asset flows through our organization.” We are in the process of adopting our formal cash management policies which will dictate the purpose, amount and procedure of cash transfers among our holding company and subsidiaries. We will determine the payment of dividends and fund transfer based on our specific business needs in accordance with the applicable laws and regulations. See “Prospectus Summary — Implication of Being a Company with the Holding Company Structure — Dividend distribution and taxation.”
On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated five supporting guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. We completed the filing procedures in connection with the business combination with ExcelFin Acquisition Corp. (“ExcelFin”) (such business combination, the “Business Combination”) under the Overseas Listing Trial Measures on January 2, 2024, and the result of such CSRC approval was posted on the official website of the CSRC on the same date. Pursuant to the Overseas Listing Trial Measures, we may need to complete filing procedures for future offshore fund-raising activities, including conducting follow-on offering in the United States. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listing Trial Measures may result in forced rectification, warnings and fines against us and could materially hinder our ability to raise fund overseas. In addition, we cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement or otherwise tightening the regulations on companies with contractual arrangements. If we violate or are deemed to have violated any current or future rules or

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
regulations, regulatory agencies in China may impose fines and penalties on our operations in China, limit its operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition and results of operations, as well as the trading price of our Ordinary Shares. See “Prospectus Summary — Regulatory Matters” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The filing with the CSRC may be required in connection with future overseas fund-raising activities, and we cannot predict whether we will be able to obtain such approval or complete such filing” in our 2025 20-F.
To the extent our cash or assets in the business are in mainland China or Hong Kong or a mainland China or Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of Baird Medical and our subsidiaries to transfer cash or assets. The PRC government imposes certain restrictions on the convertibility of RMB into foreign currencies and the remittance of funds out of China, which may restrict the transfer of cash between Baird Medical and our PRC subsidiaries or the investors. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or otherwise transfers of any of their net assets to us. Remittance of dividends by our PRC subsidiaries out of China is also subject to certain procedures with the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. In addition, while there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between Baird Medical and our Hong Kong subsidiary, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiary in the future, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Baird Medical and our PRC subsidiaries to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong. For details, see “Prospectus Summary — Implication of Being a Company with the Holding Company Structure — Cash and asset flows through our organization,” “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business,” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit the ability of us to utilize our net revenues effectively and our ability to transfer cash among the group, across borders, and to investors and affect the value of your investment” in our 2025 20-F.
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements in future reports.
We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider short-swing profit rules. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
PROSPECTUS DATED            , 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Baird Medical Investment Holdings Limited filed with the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered and other information you should know before investing. Any prospectus supplement that we file in connection with any specific offering by us may also add, update, or change information in this prospectus or any prospectus supplement. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read this prospectus, any applicable prospectus supplement, together with the additional information about us described in the section below entitled “Where You Can Find More Information About Us” and “Information Incorporated by Reference.” You should rely only on information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.
We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities.
In this prospectus, unless otherwise indicated or unless the context otherwise requires,
•
“China” and “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region; however, the legal and operational risks associated with operating in China discussed in this prospectus also apply to operations in the Hong Kong Special Administrative Region and the Macau Special Administrative Region;

•
“RMB” and “Renminbi” refers to the legal currency of China;

•
“shares” and “Ordinary Shares” refers to our ordinary shares, par value US$0.0001 per share;

•
“US$” and “U.S. dollars” refers to the legal currency of the United States of America; and

•
“we,” “us,” “our company,” “our,” “Baird Medical” and “our group” refers to Baird Medical Investment Holdings Limited, our Cayman Islands holding company, its predecessor entity and its subsidiaries, as the context requires.

ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” our consolidated financial statements and the related Note, and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.
Business Overview
We are a specialized healthcare innovator dedicated exclusively to thyroid related diseases. By combining extensive clinical understanding with cutting-edge technologies, we aim to transform traditional thyroid treatment through intelligent, non-invasive solutions. Our mission is to build an ecosystem that spans the entire treatment process, spanning from early screening and diagnosis to robotic-assisted ablation and post-treatment care.
Our core strengths lie in our successful development and commercialization of the thyroid microwave ablation system, as well as our active R&D pipeline featuring AI-integrated robotic systems. Our approach integrates hardware innovation, software intelligence and a comprehensive system mindset, positioning us to lead in a highly specialized and globally significant market.
What set us unique are our category focus, our full-stack technology strategy and our proven regulatory and commercial execution. Backed by a vision to deliver safer, faster, and more accurate thyroid care to patients worldwide, we are positioned to become the first global platform company dedicated to precision thyroid health.
Microwave ablation is a minimally invasive treatment technique that denaturalizes and coagulates the protein of tumor cells with extreme heat generated by microwave energy. Microwave ablation treatments have been applied to benign and malignant tumors, and we believe they are safer, less invasive and easier to operate with faster recovery periods and lower complication rates for patients, as compared to traditional treatment methods such as surgery, radiotherapy, interventional radiology, chemotherapy, targeted therapy and immunotherapy. We are not aware of any research suggesting that such traditional treatments can also prevent cancer progression by curbing benign tumors from developing into malignant tumors. The type of tumor treatment depends on the patient’s individual circumstances, including the size and characteristics of the tumor, the desired outcome, and the acceptable cost. Some types of benign tumors have the potential of transforming into malignant ones through a process known as “cancer progression.” Microwave ablation treatments can help to prevent cancer progression by curbing a benign tumor from developing into a malignant tumor, and management believes that patients diagnosed with benign tumors are inclined to seek tumor removal to avoid the risks of cancer progression.
Our product offerings and pipeline products mainly consist of microwave ablation apparatus and needles. Our product offerings available for sale include microwave ablation apparatus approved for the treatment of live cancer and thyroid nodule, long microwave ablation needles, and fine microwave ablation needles. Currently, we hold two registration certificates for Class III medical devices specifically approved for the treatment of liver cancer and thyroid nodules, and one registration certificate for Class II medical devices in the PRC. Under PRC laws and regulations, Class II medical devices are those with moderate risks and are strictly controlled and administered, and Class III medical devices are those with relatively high risks and are strictly controlled and administered through special measures.
Through our research and development team, led by our co-chief technical officers, Mr. Rongjian Lu, and our research and development partners, including Nanjing Forestry University and Zhuhai People’s Hospital, we have focused our development efforts on additional types of microwave ablation medical devices to meet market demand, and have also developed a product pipeline to achieve more extensive products offering.
Our products are ultimately sold to hospitals through direct sales, deliverers, or distributors. Benefiting from our distributors’ established channels and resources, we have been able to cut costs and time in reaching target markets compared to the costs and time required to distribute those products through direct sales. With a network of qualified deliverers, we have been able to sell products to a large group of hospitals. With our solid and strategically managed network of deliverers and distributors and close collaboration with medical associations and doctors through our sales and marketing efforts, we have seen the number of hospitals in China purchasing our products increase from approximately 430 in 2022 to approximately 614 in 2025, with the number of Grade III hospitals (the highest tier hospitals in China) increasing from approximately 250 in 2022 to approximately 329 in 2025, respectively.
We had revenue of US$31.5 million, US$37.0 million and US$22.5 million in 2023, 2024 and 2025, respectively. We had net income of US$10.7 million and US$12.6 million and net loss of US$27.5 million in 2023, 2024 and 2025, respectively.
Our principal executive office is Room 202, 2/F, Baide Building, Building 11, No. 15, Rongtong Street, Yuexiu District, Guangzhou, People’s Republic of China and its telephone number is +86 20 8218-5926. Our website address is bairdmed.com. The information contained on the website does not form a part of, and is not incorporated by reference into, this prospectus.
The following diagram depicts a simplified organizational structure of our company as of the date of this prospectus.
Implication of Being a Company with the Holding Company Structure
Baird Medical is a Cayman Islands holding company with no material operations of its own. We conduct our operations primarily through our wholly-owned PRC subsidiaries in China. As a result, Baird Medical’s ability to pay dividends to the shareholders and to service any debt we may incur may highly depend upon dividends paid by our PRC subsidiaries, despite that we may obtain financing at the holding company level through other methods. For instance, if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us and the investors.
Under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. Remittance of dividends by our PRC subsidiaries out of China is also subject to certain procedures with the banks designated by the PRC State Administration of Foreign Exchange (“SAFE”). These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. In addition, while there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between Baird Medical and our Hong Kong subsidiary, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiary in the future, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Baird Medical and our PRC subsidiaries to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business,” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit the ability of us to utilize our net revenues effectively and our ability to transfer cash among the group, across borders, and to investors and affect the value of your investment” in our 2025 20-F.
Cash and asset flows through our organization
Under PRC laws and regulations, we, the Cayman Islands holding company, may fund our PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. In 2023, 2024 and 2025, there was no cash transfer within our organization, and no assets other than cash were transferred within our organization. As of the date of this prospectus, none of Baird Medical and our subsidiaries in the BVI, Hong Kong and PRC has paid any dividends or made any distributions to their respective shareholder(s), including U.S. investors if any, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We are in the process of adopting our formal cash management policies which will dictate the purpose, amount and procedure of cash transfers among our holding company and subsidiaries. We will determine the payment of dividends and fund transfer based on our specific business needs in accordance with the applicable laws and regulations.
Dividend distribution and taxation
As of the date of this prospectus, none of Baird Medical and our subsidiaries in the BVI, Hong Kong and PRC has paid any dividends or made any distributions to their respective shareholder(s), including U.S. investors if any, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
Subject to the “passive foreign investment company” rules, the gross amount of any distribution that we make to a U.S. holder with respect to the Ordinary Shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend for United States federal income tax purposes, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. In addition, if we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax.
The Holding Foreign Companies Accountable Act
The HFCAA was enacted on December 18, 2020. Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the SEC will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. In August 2022, the PCAOB, the CSRC and the Ministry of Finance of the PRC signed the Statement of Protocol, which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in

2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong.
We have engaged a series of independent registered public accounting firms. We dismissed Marcum Asia and appointed Kreit & Chiu as our independent registered public accounting firm, effective from January 24, 2025. We subsequently dismissed Kreit & Chiu and appointed Guangdong Prouden as our independent registered public accounting firm. Marcum Asia, our former auditor, is an independent public accounting firm registered with the PCAOB. Marcum Asia is headquartered in the United States and is currently subject to PCAOB inspections on a regular basis and was not identified in the determination report made by the PCAOB in 2021. Kreit & Chiu, another former auditor, is an independent public accounting firm registered with the PCAOB, headquartered in New York, and was not identified in the determination report made by the PCAOB on December 16, 2021. Our current auditor, Guangdong Prouden, is an independent registered public accounting firm registered with the PCAOB and is subject to PCAOB inspections on a regular basis. Guangdong Prouden was not identified in the PCAOB’s 2021 determination report as a firm subject to the PCAOB’s determination.
However, whether the PCAOB will re-evaluate its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and to pursue ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China and we fail to retain another registered public accounting firm that the PCAOB is able to inspect and investigate completely in 2024 and beyond, or if we otherwise fail to meet the PCAOB’s requirements, the Ordinary Shares will be delisted from the Nasdaq Stock Market, and Ordinary Shares will not be permitted for trading over the counter in the United States under the HFCAA and related regulations. The related risks and uncertainties could cause the value of the Ordinary Shares to significantly decline or become worthless. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Trading in our securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the PCAOB is unable to inspect or investigate completely auditors located in China for two consecutive years. The delisting of our securities, or the threat of being delisted, may materially and adversely affect the value of your investment” in our 2025 20-F.
Regulatory Matters
CSRC Filing
On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and circulated five supporting guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures have comprehensively reformed the prior regulatory regime for overseas offering and listing of PRC domestic companies’ securities and regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime.
According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.
The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provides that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.
Guidance for Application of Regulatory Rules — Overseas Offering and Listing No. 1, promulgated by CSRC together with the Overseas Listing Trial Measures, provides that if a domestic enterprise completes an overseas offering through an overseas special purposes acquisition company, it shall submit the filing materials within three business days after such overseas special purposes acquisition company publicly announces such acquisition transaction. We completed the filing procedures in connection with the Business Combination under the Overseas Listing Trial Measures on January 2, 2024, and the result of such CSRC approval was posted on the official website of the CSRC on the same date. Pursuant to the Overseas Listing Trial Measures, we may need to complete filing procedures for future offshore fund-raising activities, including conducting follow-on offering in the United States. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listing Trial Measures may result in forced rectification, warnings and fines against us and could materially hinder our ability to raise fund overseas. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The filing with the CSRC may be required in connection with future overseas fund-raising activities, and we cannot predict whether we will be able to obtain such approval or complete such filing” in our 2025 20-F.
On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration released the revised Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Archives Rules”), which became effective on March 31, 2023. The Archives Rules regulate both overseas direct offerings and overseas indirect offerings, providing that, among other things:
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in relation to the overseas listing activities of PRC enterprises, the PRC enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to implement their confidentiality and archives management responsibilities;

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during the course of an overseas offering and listing, if a PRC enterprise needs to publicly disclose or provide to securities companies or securities service providers and overseas regulators, any materials that contain relevant state secrets, government work secrets or information that has a sensitive impact (i.e., be detrimental to national security or the public interest if divulged), the PRC enterprise should complete the relevant approval/filing and other regulatory procedures; and

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working papers produced in the PRC by securities companies and securities service providers, which provide PRC enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and competent PRC authorities must approve the transmission of all such working papers to recipients outside the PRC.

Any failure or perceived failure by us to comply with the Archives Rules and the confidentiality requirements and other PRC laws and regulations may result in us being held legally liable by competent authorities.
Regulatory Licenses for Our Operations in China
We have obtained (1) five registration certificates for microwave ablation therapeutic apparatus; (2) a number of registration certificates for microwave ablation needles; and (3) one registration certificate for disposable sterile biopsy needle. On May 25, 2021, we obtained the Manufacture License for Class II and Class III Medical Devices for its existing microwave ablation products in China, which is valid until May 24, 2031. We do not believe that the 2022 Supervisory and Administrative Measures for Production will have a material impact on our business operations because (1) the updates and revisions to the 2022 Supervisory and Administrative Measures for Production do not affect the validity of the production license obtained by us on May 25, 2021, which remains applicable and is sufficient for us to satisfy relevant requirements under the 2022 Supervisory and Administrative Measures for Production, (2) during the process of obtaining the registration certificate for Class III thyroid medical devices, we passed an audit, performed by the National Medical Products Administration and in accordance with the 2022 Supervisory and Administrative Measures for Production, for the period from February 9, 2023, to February 10, 2023, and (3) after obtaining the registration certificate for its single-use sterile biopsy needle product, we applied to add “Class II: 14-01 Injection and Puncture Instruments” to the production scope of the medical device production license, and obtained the updated medical device production license on October 16, 2023 in accordance with the 2022 Supervisory and Administrative Measures for Production. As of the date of this prospectus, we are subject to and in compliance with the 2022 Supervisory and Administrative Measures for Production.
See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2025 20-F for details.
Risk Factor Summary
Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus and in our other filings with the SEC, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Forward-Looking Statements.”
Risks Related to Our Business and Industry
Risks and uncertainties relating to our business and industry include, but are not limited to, the following:
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Our limited operating history may not be indicative of its future growth and makes it difficult to predict our future prospects, including business and financial performance.

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Our historical operating results may not be representative of future performance.

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We may be unable to obtain, maintain or renew the regulatory filings and registration certificates needed to commercialize its microwave medical devices in a timely manner, or at all.

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We may not be able to maintain or renew all the permits, licenses and certificates required for our business and operations.

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We may fail to maintain or renew its relationship with existing distributors and customers, or maintain our sales network.

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Our sales may be affected by the level of medical insurance reimbursement available to patients using our products.

Risks Related to Doing Business in China
We face various legal and operational risks and uncertainties related to being based in and having significant operations in China, and therefore are subject to risks associated with doing business in China generally. Risks and uncertainties related to doing business in China could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer our securities to investors, and cause the value of our securities to significantly decline or become worthless. Such risks and uncertainties include, but not limited to, the following:
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Chinese government has significant authority to intervene or influence our operations at any time, and to exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government has significant authority to exert influence on the China operations of an offshore holding company, and offerings conducted overseas and foreign investment in China-based issuers, such as us. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations, financial condition, and the value of our securities,” “— Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder our ability in capital raising activities and materially and adversely affect our business and the value of your investment,” and “— The filing with the CSRC may be required in connection with future overseas fund-raising activities, and we cannot predict whether we will be able to obtain such approval or complete such filing” in our 2025 20-F.

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Our securities may be delisted under the HFCAA if the PCAOB is unable to inspect auditors who are located in mainland China and Hong Kong. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Trading in our securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the PCAOB is unable to inspect or investigate completely auditors located in China for two consecutive years. The delisting of our securities, or the threat of being delisted, may materially and adversely affect the value of your investment” in our 2025 20-F.

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We are subject to impact from PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government has significant authority to exert influence on the China operations of an offshore holding company, and offerings conducted overseas and foreign investment in China-based issuers, such as us. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations, financial condition, and the value of our securities,” and “— Adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business” in our 2025 20-F.

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We are subject to uncertainties with respect to the PRC legal system, including such relating to the enforcement of rules and regulations in China and the risk that rules and regulations can change quickly with little advance notice. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could materially adversely affect our business” in our 2025 20-F.

Risks Related to Our Securities and this Offering
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The price of our securities may be volatile, and the value of our securities may decline.

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The Warrants to purchase Ordinary Shares will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

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We will be a foreign private issuer, and as a result, will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

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As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance listing standards.
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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the law of the Cayman Islands, and will conduct substantially all of our operations in China, and a majority of our directors and executive officers will reside outside of the United States.

Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which we have total annual gross revenue of at least US$1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which we have issued more than US$1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, we are permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, we are not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. We intend to follow its home country’s corporate governance practices as long as it remains a foreign private issuer. As a result, our shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, we are also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider short-swing profit rules.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 24, 2026, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on July 27, 2026; and

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with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the year ended December 31, 2025 filed with the SEC on April 24, 2026, as amended by Amendment No.1 on Form 20-F/A filed with the SEC on July 27, 2026, contains a description of our business and audited consolidated financial statements with reports by independent auditor. The consolidated financial statements are prepared and presented in accordance with the U.S. GAAP.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Room 202, 2/F, Baide Building, Building 11, No. 15
Rongtong Street, Yuexiu District, Guangzhou, Peoples Republic of China
(86) 20 8218-5926
You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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the outcome of any legal proceedings that have been or may be instituted against us;

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the ability to maintain the listing of the Ordinary Shares on Nasdaq;

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our markets are rapidly evolving and may decline or experience limited growth;

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our ability to retain and expand our customer base;

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our ability to compete effectively in the markets in which we operate;

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failure to maintain and enhance our brand;

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the rapidly changing and increasingly stringent laws, contractual obligations and industry standards relating to our operations; and

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the other matters described in the section titled “Risk Factors.”

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.
Market and industry data used throughout this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, such estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus may adversely affect us.

RISK FACTORS
Investing in the securities involves risk. Before investing in any of the securities that may be offered or sold pursuant to this prospectus, you should carefully consider the risk factors and uncertainties described in this section related to this offering, and those under the heading “Item 3. Key Information — D. Risk Factors” in our 2025 20-F, which are incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any or documents incorporated by reference. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of the securities to decline. You could lose all or part of your investment.
Risks Related to Our Securities and this Offering
The price of our securities may be volatile, and the value of our securities may decline.
We cannot predict the prices at which our securities will trade. The price of our securities may not bear any relationship to the market price at which our securities traded immediately after the Business Combination or to any other established criteria of the value of our business and prospects, and the market price of our securities may fluctuate substantially and may be lower than the price agreed by ExcelFin and us in connection with the Business Combination. In addition, the trading price of our securities has been and is likely to continue to be volatile, and could fluctuate widely in response to various factors, some of which are beyond its control. The volatility of and fluctuations in the trading price of our Ordinary Shares could cause you to lose all or part of your investment. Factors that could cause fluctuations in the trading price of our securities include the following:
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actual or anticipated fluctuations in our financial condition or results of operations;

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variance in our financial performance from expectations of securities analysts;

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changes in our projected operating and financial results;

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changes in laws or regulations applicable to our business;

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announcements by our or our competitors of significant business developments, acquisitions or new offerings;

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sales of our securities by our shareholders or warrant holders, including the sales of the Registered Securities as described in this prospectus, as well as the anticipation of lockup releases;

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significant breaches of, disruptions to or other incidents involving our information technology systems or those of our business partners;

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our involvement in material litigation;

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conditions or developments affecting the medical technology industry in China;

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changes in senior management or key personnel;

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the trading volume of our securities;

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general economic and market conditions; and

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other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

The Warrants to purchase the Ordinary Shares will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.
Upon the consummation of the Business Combination, outstanding ExcelFin Warrants were assumed by us and converted into corresponding warrants to purchase an aggregate of 11,500,000 Ordinary Shares. The Assumed Public Warrants will expire five years after the completion of the Business Combination. Each Assumed Public Warrant entitles the holder thereof to purchase one Ordinary Share at a price of US$11.50 per whole share, subject to adjustment. The Assumed Public Warrants may be exercised only for a whole number of the Ordinary Shares. To the extent such warrants are exercised, additional Ordinary Shares will be issued, which will result in dilution to the then-existing holders of the Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Ordinary Shares.
We are a foreign private issuer, and as such are not subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.
We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act imposing liability on insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.
As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance listing standards.
Our securities are listed on the Nasdaq Stock Market. The Nasdaq Stock Market corporate governance listing standards permit a foreign private issuer such as us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Stock Market corporate governance listing standards.
For instance, we are not required to:
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have a majority of the board be independent;

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have a compensation committee or a nominations and corporate governance committee consisting entirely of independent directors; or

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have regularly scheduled executive sessions with only independent directors each year.

We do not intend to have a majority of the board be independent or hold annual meeting of shareholders. We may also continue to rely on this and other exemptions available to foreign private issuers in the future, and to the extent that we choose to do so, our shareholders may be afforded less protection than they otherwise would have under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.
You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the law of the Cayman Islands, and will conduct substantially all of our operations in China, and a majority of our directors and executive officers will reside outside of the United States.
We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. We conduct a majority of our operations through our PRC subsidiaries. Substantially all of our assets are located outside of the United States. A majority of our officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the us or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the

Cayman Islands and of the PRC could render you unable to enforce a judgment against the relevant assets or the assets of the relevant directors and officers.
In addition, our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of investors to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.
Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (save for the memorandum and articles of association, the register of mortgages and charges, and special resolutions of our shareholders). Our directors have discretion under the Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but we are not obliged to make them available to the shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder’s motion or to solicit proxies from other shareholders in connection with a proxy contest.
Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “— As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance listing standards.”
As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as Public Shareholders of a company incorporated in the United States.
The Amended and Restated Memorandum and Articles of Association contain certain provisions, including anti- takeover provisions that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.
The Amended and Restated Memorandum and Articles of Association contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for the Ordinary Shares, and therefore depress the trading price of the Ordinary Shares. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by us or taking other corporate actions, including effecting changes in our management. These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.
A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities.
The price of our securities has fluctuated and may continue to fluctuate significantly due to the market’s reaction to our financial performance, results of operations and general market and economic conditions. A substantial amount of our Ordinary Shares are subject to transfer restrictions following the Business Combination. An active trading market for our securities may not be sustained. In addition, the price of our securities may vary due to general economic conditions and forecasts, our general business condition and the release of its financial reports. Additionally, if our securities are delisted from the Nasdaq Stock Market and are quoted on over-the-counter market, the liquidity and price of our securities may be more limited than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business, our market or competitors, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.
The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or competitors. If any of the analysts who may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline.
Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China could increase our compliance costs, subject it to additional disclosure requirements, and/or suspend or terminate our future securities offerings, resulting in difficulties in our capital-raising efforts.
On July 30, 2021, in response to the regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. As such, we may be subject to additional disclosure requirements and review that the SEC or other regulatory authorities in the United States may adopt for companies with China-based operations, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, resulting in difficulties in our capital-raising efforts.
The issuance of additional share capital in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.
We expect to issue additional share capital in the future that will result in dilution to all other shareholders. We also expect to grant equity awards to key employees under the 2024 Equity Incentive Plan. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of the additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of the Ordinary Shares to decline.
We do not intend to pay dividends before we become profitable, and as a result, your ability to achieve a return on your investment in the foreseeable future will depend on appreciation in the price of the Ordinary Shares.
We do not intend to pay any cash dividends before we become profitable, which may not occur in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of the Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.
We are an “emerging growth company,” and the reduced reporting and disclosure requirements applicable to emerging growth companies may make our securities less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We do not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which we have total annual gross revenue of at least US$1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which we have issued more than US$1.00 billion in non-convertible debt securities during the prior three-year period.
Investors may find our securities less attractive, and there may be a less active trading market for our securities, and the price of such securities may be more volatile.
We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to comply with a public company’s responsibilities and corporate governance practices.
As a public company, we will incur significant legal, accounting and other expenses, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the continued listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.
In the past, shareholders of some public companies brought securities class action suits against these companies following periods of instability in the market price of these companies’ securities. Our involvement in a class action suit could divert a significant amount of our management’s attention and other resources from our business, which could harm our results of operations and require us to incur significant expenses to defend the suit.
Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could materially adversely affect our financial condition and results of operations.
If we are characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. holders may experience adverse U.S. federal income tax consequences.
A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. For purposes of making these determinations, a company is generally treated as directly earning a pro rata share of the income (and directly owning a pro rata share of the assets) of any entity in which it is considered to own at least 25% of the shares by value. The determination of whether we will be treated as a PFIC for the current taxable year will depend on a number of factors, including the amount of cash held by ExcelFin and Betters Medical Investment

Holdings Limited (“Betters Medical”) and its subsidiaries, among others. Accordingly, there can be no assurances in this regard or any assurances that we will not be treated as a PFIC in the current taxable year or any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position or that a court will not sustain such a challenge by the IRS.
Whether we or any of our subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of its income and assets, and the market value of its securities. Changes in our composition, the composition of our income or the composition of its assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether we are treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. If we are a PFIC for any taxable year, a U.S. holder of our securities may be subject to adverse tax consequences and may incur certain information reporting obligations.
The IRS may not agree that we (i) should be treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) should not be treated as a “surrogate foreign corporation” for U.S. federal income tax purposes.
For U.S. federal income tax purposes, a corporation generally is considered to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under generally applicable U.S. federal income tax rules, we would be classified as a non-U.S. corporation (and, therefore, we would not be a U.S. tax resident) for U.S. federal income tax purposes because we are incorporated under the laws of the Cayman Islands. Section 7874 of the Code provides an exception to this general rule under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. If we were to be treated as a U.S. corporation for U.S. federal income tax purposes, we could be subject to substantial liability for additional U.S. income taxes, and the gross amount of any dividend payments to our non-U.S. holders could be subject to U.S. withholding tax. In addition, even if we are not treated as a U.S. corporation, we may be subject to unfavorable treatment as a “surrogate foreign corporation” in the event that ownership attributable to former ExcelFin stockholders exceeds a threshold amount. If it were determined that we are treated as a surrogate foreign corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, dividends by us would not qualify for “qualified dividend income” treatment, redemptions made by us of our stock would be subject to an excise tax of 1% of the fair market value of such stock under Section 4501 of the Code, and our U.S. affiliates after the completion of the First Merger could be subject to increased taxation under the inversion gain rules and Section 59A of the Code.
We do not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes or otherwise be subject to unfavorable treatment as a surrogate foreign corporation for U.S. federal income tax purposes. However, the rules for determining ownership under Section 7874 of the Code are complex and unclear. Accordingly, there can be no assurance that the IRS will not take the position that Section 7874 of the Code applied to the First Merger or that a court will not agree with such a position of the IRS in the event of litigation.
If a U.S. holder is treated as owning at least 10% of our ordinary shares, such U.S. holder may be subject to adverse United States tax consequences.
If a U.S. holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our Ordinary Shares, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group, if any. Generally, a non-United States corporation is deemed as a controlled foreign corporation if more than 50% of its stock (by voting power or value) of is owned (directly, indirectly or constructively) by United States shareholders. We will generally be classified as a controlled foreign corporation if more than 50% of our outstanding shares, measured by reference to voting power or value, are owned (directly, indirectly or by attribution) by United States shareholders. Although we are not likely to be a controlled foreign corporation, because our group includes United States subsidiaries, certain of our non-United States subsidiaries will likely be treated as controlled foreign corporations. We cannot provide any assurances that we will assist our investors in determining whether any of our non-United States subsidiaries are treated as a controlled foreign corporation or whether such investor is treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, we cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with its reporting and tax paying obligations as a result. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in our Ordinary Shares.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF OUR SECURITIES
Baird Medical is a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act (As Revised) below, and the common law of Cayman Islands. The following are summaries of certain material provisions of our Amended and Restated Memorandum and Articles of Association (the Amended and Restated Articles of Association is hereinafter defined as the “Articles”), attached as an exhibit to prospectus. You are encouraged to read the relevant provisions of the Companies Act (As Revised) and the Articles as they relate to the following summary.
We may issue, offer and sell from time to time, in one or more offerings, the following securities:
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Ordinary Shares;

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preferred shares;

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debt securities;

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warrants; and

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units.

The following sections contain a description of the terms and provisions of our Ordinary Shares, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Ordinary Shares that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL
As of the date of this prospectus, our authorized share capital is US$50,500 divided into 505,000,000 shares of a nominal or par value of US$0.0001 each, consisting of two share classes as follows: (i) 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each (the “Ordinary Shares”) and (ii) 5,000,000 series A convertible preferred shares of a nominal or par value of US$0.0001 each (the “Series A Preferred Shares”).
As of the date of this prospectus, we had 42,208,763 Ordinary Shares and 290,000 Series A Preferred Shares issued and outstanding.
Ordinary Shares
General
All of our issued Ordinary Shares are fully paid and non-assessable. The Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.
Dividends
The holders of Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Under Cayman Islands law, dividends may be declared and paid out of funds legally available therefor, namely out of profit or share premium, provided that in no circumstances may we pay a dividend out of share premium if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.
Register of Members
Under Cayman Islands law, we must keep a register of members and there will be entered therein:
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the names and addresses of the members with a statement of the shares held by each member, and the statement shall (i) distinguish each share by its number (so long as the share has a number); (ii) confirm the amount paid or agreed to be considered as paid on the shares of each member; (iii) confirm the number and category of shares held by each member; (iv) confirm whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, our register of members is prima facie evidence of any matters by the Companies Act (As Revised) directed or authorized to be inserted therein.
Voting Rights
Each holder of Ordinary Share shall be entitled to one vote per Ordinary Share. Each holder of Series A Preferred Shares shall be entitled to no voting right.
Voting at any meeting of our shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:
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the chairperson of such meeting;

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by at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;

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by shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

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by shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding our shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by our shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to the Articles, a reduction of share capital and the winding up of Baird Medical, our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act (As Revised) to call shareholders’ annual general meetings. The Articles provide that we shall, if required by the Companies Act (As Revised), in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it. An annual general meeting shall be held at such time and place as may be determined by our directors in accordance with the rules of Nasdaq, unless Nasdaq does not require the holding of an annual general meeting. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by our board of directors. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.
Shareholders’ general meetings may be convened by the chairperson of the board of directors or by a majority of our board of directors. Advance notice of not more than sixty nor less than ten clear days is required for the convening of an annual general shareholders’ meeting (if any) and any other general meeting of shareholders. A quorum required for any general meeting of shareholders consists of two shareholders entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-third in nominal value of our total issued voting shares throughout the meeting.
The Companies Act (As Revised) does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting.
Transfer of Ordinary Shares
Subject to the restrictions as set out in the Articles, our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq, the SEC and/or any competent regulatory authority or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq, the SEC and/or any competent regulatory authority.
Our board of directors may decline to register any transfer of any Ordinary Share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares is to be transferred does not exceed four; and

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a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If the shares in question were issued in conjunction with rights, options and warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, our board of directors shall refuse to register the transfer of any such shares without evidence satisfactory to them of the like transfer of such right, option or warrant.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required in accordance with the rules of Nasdaq, the SEC and/or any other competent regulatory authority be suspended and the register of members closed for transfer at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for transfer for more than 40 days in any year as the board may determine. The period of forty (40) days may be extended for a further period or periods not exceeding forty (40) days in respect of any year if approved by the shareholders by ordinary resolution.
Liquidation
On a winding up of Baird Medical, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. We may also repurchase any of our shares provided that the manner and terms of such purchase have been agreed between the board of directors and the relevant shareholder or are otherwise authorized by the Articles. Under the Companies Act (As Revised), the redemption or repurchase of any share may be paid out of our profits, share premium or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act (As Revised) no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares
Whenever our capital is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons or (in the case of a shareholder being a corporation) its duly authorized representative together holding or representing by proxy not less than one-third in nominal value or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum (whatever the number of shares held by them)). The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Changes in Capital
Subject to the restrictions as set out in the Articles, we may from time to time by ordinary resolution:
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increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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divide our shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination in general meeting, as the directors may determine;

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sub-divide our existing shares, or any of them into shares of a smaller amount that is fixed by our memorandum of association; and

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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act (As Revised) and confirmation by the Grand Court of the Cayman Islands on an application by us for an order confirming such reduction, we may by special resolution reduce our share capital, any capital redemption reserve or other undistributable reserves in any manner authorized by law.
Issuance of Additional Shares
Subject to the restrictions as set out in the Articles, the Articles authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Appointment and Removal of Directors
Under the Articles, our board of directors shall initially consist of up to seven directors, who shall be appointed to the board as follows:
(a)   one of which (the “Sponsor Director”) shall be appointed by ExcelFin SPAC LLC (the “Sponsor”) by written notice to our company (without further resolutions of the board or the shareholders), provided, that the right of Sponsor to appoint the Sponsor Director shall terminate on the date Sponsor ceases to beneficially own at least 25% of the shares held by Sponsor as of the closing date of the Business Combination Agreement.
(b)   four of which (collectively, the “Betters Directors”) shall be appointed by Betters Medical (or its affiliates) by written notice to our company (without further resolutions of the board or the shareholders), provided, that the number of Betters Directors that Betters Medical shall be entitled to appoint shall increase or decrease, as applicable, in proportion to the number of shares beneficially owned by Betters Medical (or its affiliates) divided by the total number of shares issued and outstanding, rounded down to the nearest whole number of directors;
(c)   two of which shall be nominated and elected in accordance with the terms of the Articles.
Subject to the above, we may by ordinary resolution of shareholders elect any person to be a director either to fill a casual vacancy or as an addition to the existing board; and our directors shall have the power from time to time and at any time to appoint any person as a director to fill a casual vacancy on the board or as an addition to the existing board subject to compliance with director nomination procedures required under the rules and regulations of Nasdaq, the SEC and/or any other competent regulatory authority as long as shares are listed on Nasdaq, unless the board resolves to follow any available exceptions or exemptions.
Under the Articles, a director (other than the Sponsor Director and any of the Betters Directors) may be removed by way of an ordinary resolution of shareholders at any time before the expiration of his period of office notwithstanding anything in the Articles or in any agreement between our company and such director. Notwithstanding the foregoing, the Sponsor Director may be removed by the Sponsor and the Betters Directors may be removed by Betters Medical (or its affiliates), in each case, by written notice to our company. A vacancy on the board created by the removal of a director pursuant to the above may be filled by the election or appointment by ordinary resolution of shareholders at the meeting at which such director is removed or by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting provided, that in the case of the removal of the Sponsor Director or any of the Betters Directors, the Sponsor and/or Betters Medical (or its affiliates) shall solely be entitled to appoint another person as the Sponsor Director or the Betters Director.
Under the Articles., a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to us; (iv) other than the Sponsor Director or any of the Betters Directors, without special leave of absence from the board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of the Articles.
Under the Articles, the number of directors to be appointed to the board may only be increased or decreased upon the mutual written agreement of Betters Medical and the Sponsor; provided, that no reduction in the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
Inspection of Books and Records
Holders of Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of a list of our shareholders or our corporate records. However, the Articles provide our shareholders with the right to inspect our register of shareholders without charge and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”
Anti-Takeover Provisions
Some provisions of the Articles may discourage, delay or prevent a change of control in our company or management that shareholders may consider favorable, including provisions that:
(a)
specifically provide for the Sponsor’s and Betters Medical’s right to appoint and/or remove the Sponsor Director and the Betters Directors (as the case may be) without further approval from the shareholders; and

(b)
limit the ability of shareholders to requisition and convene general meetings of shareholder.

The Articles and Cayman Islands law also require a special resolution to amend the Articles. Such requirement may prevent our shareholders from effecting a change of our management and/or removing provisions in our constitutional documents that may have an anti-takeover effect.

Our Transfer Agent and Warrant Agent
The transfer agent for our Ordinary Shares and warrant agent for our warrants is American Stock Transfer & Trust Company, LLC. We have agreed to indemnify American Stock Transfer & Trust Company, LLC in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Differences in Corporate Law
The Companies Act (As Revised) is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act (As Revised) and the current Companies Act of England. In addition, the Companies Act (As Revised) differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act (As Revised) applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
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Mergers and Similar Arrangements
The Companies Act (As Revised) permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:
•
the merger agreement does not amend in any respect its certificate of incorporation;

•
each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

•
either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

Cayman Islands	Delaware
consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act (As Revised). The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act (As Revised) also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or class of
Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.

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creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act (As Revised).

The Companies Act (As Revised) also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance

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with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits
In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
•
a company acts or proposes to act illegally or ultra vires;

•
the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•
those who control the company are perpetrating a “fraud on the minority.”

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that we shall indemnify and secure harmless our directors (including any alternate directors), the secretary and other officers (but not the auditor), and the personal representatives of any such person, out of the assets and profits of our company, against all actions, proceedings, costs, charges, expenses,

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit

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losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person’s duties, powers, authorities or discretions, including without limitation, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.
Directors’ Fiduciary Duties
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However,

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.
The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or

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English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
controlling shareholder and not shared by the shareholders generally.
In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Action by Written Consent
Cayman Islands law and our Amended and Restated Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.
Shareholder Proposals
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. However, the Articles do not contain such rights. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting
Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

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Removal of Directors
Under our Articles, a director (other than the Sponsor Director and any of the Betters Directors) may be removed by way of an ordinary resolution of shareholders at any time before the expiration of his period of office notwithstanding anything in the Articles or in any agreement between our company and such director. Notwithstanding the foregoing, the Sponsor Director may be removed by the Sponsor and the Betters Directors may be removed by Betters Medical (or its affiliates), in each case, by written notice to our company. A vacancy on the board created by the removal of a director pursuant to the above may be filled by the election or appointment by ordinary resolution of shareholders at the meeting at which such director is removed or by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting provided, that in the case of the removal of the Sponsor Director or any of the Betters Directors, the Sponsor and/or Betters Medical (or its affiliates) shall solely be entitled to appoint another person as the Sponsor Director or the Betters Director. Under the Articles, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to our company; (iv) other than the Sponsor Director or any of the Betters Directors, without special leave of absence from the board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of the Articles.

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an

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fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

“interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Variation of Rights of Shares
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two- thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

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Rights of Non-resident or Foreign Shareholders
There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association that require our company to disclose shareholder ownership above any particular ownership threshold.
Under Delaware General Corporation Law, there are no restrictions on foreign shareholders, and all the stock or membership interests in a Delaware company can be owned by non-U.S. nationals.
Special Considerations for Exempted Companies
We are an exempted company incorporated with limited liability under the Companies Act (As Revised) of the Cayman Islands. The Companies Act (As Revised) of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•
does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

•
does not have to hold an annual general meeting;

•
may issue shares with no par value;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as a limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on Ordinary Shares. In addition, there are no provisions in the our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.
Enforceability of Civil Liability under Cayman Islands Law
There is uncertainty as to whether the courts of the Cayman Islands would (1) recognize and enforce judgments of courts of the United States obtained against us or our directors or officers that are predicated upon the civil liability provision of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Although there is no statutory recognition in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Anti-Money Laundering — Cayman Islands
In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.
We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
We also reserve the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.
Data Protection — Cayman Islands
We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.
Privacy Notice
Introduction
This privacy notice puts our shareholders on notice that through your investment in us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How We May Use a Shareholder’s Personal Data
We, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:
•
where this is necessary for the performance of our rights and obligations under any purchase agreements;

•
where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•
where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign regulatory authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA. We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data. We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

DESCRIPTION OF PREFERRED SHARES
Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any additional preferred shares, we cannot assure you that we will not do so in the future.
As of the date of this prospectus, there are 290,000 Series A Preferred Shares issued and outstanding. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.
Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Cayman Companies Act. See “Description of Our Securities.”

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Equity Warrants
Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.
The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:
•
the title of the equity warrants;

•
the offering price;

•
the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

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the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

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if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

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the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

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if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

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anti-dilution provisions of the equity warrants, if any;

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redemption or call provisions, if any, applicable to the equity warrants; and

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any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.
Debt Warrants
Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:
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the title of the debt warrants;

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the offering price;

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the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

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the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

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if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

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the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

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if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

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whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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anti-dilution provisions of the debt warrants, if any;

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redemption or call provisions, if any, applicable to the debt warrants; and

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any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.
Existing Warrants in relation to the Business Combination
Following the consummation of the Business Combination, each warrants of ExcelFin outstanding immediately prior to the Effective Time ceased to be a warrant with respect to ExcelFin Common Stock and was assumed by us and converted into an Assumed Public Warrant entitling the holder thereof to purchase one Ordinary Share. Each Assumed Public Warrant otherwise continues to have and be subject to substantially the same terms and conditions as were applicable to such ExcelFin Warrant immediately prior to the consummation of the Business Combination (including any repurchase rights and cashless exercise provisions), as set forth below.
Each whole public warrant entitles the registered holder to purchase one share of our Ordinary Share at a price of US$11.50 per share, subject to adjustment as discussed below. Pursuant to the public warrant agreement, a public warrant holder may exercise public warrants only for a whole number of Ordinary Shares.

This means only a whole public warrant may be exercised at a given time by a public warrant holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act covering the issuance of the Ordinary Shares issuable upon exercise of the public warrants is then effective and a current prospectus relating to those Ordinary Shares is available, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the Ordinary Share underlying such unit.
We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following the Business Combination to have declared effective, a registration statement covering the issuance of the shares of Ordinary Shares issuable upon exercise of the public warrants and to maintain a current prospectus relating to those Ordinary Shares until the public warrants expire or are redeemed. Notwithstanding the above, if our Ordinary Shares are at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
We have agreed that any action, proceeding or claim against us arising out of or relating in any way to the public warrant agreement will be brought and enforced in the courts of the City of New York, County of New York, State of New York, the United States District Court for the Southern District of New York or the federal district courts of the United States, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. However, the enforceability of similar exclusive forum provisions (including exclusive forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act or the Exchange Act) in other companies’ organizational documents has been challenged in legal proceeds, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our public warrant agreement. Notwithstanding the foregoing, these provisions of the public warrant agreement will not apply to suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreements. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Redemption of Public Warrants
Once the public warrants become exercisable, we may call the public warrants for redemption:
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in whole and not in part;

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at a price of US$0.01 per public warrant;

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upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each public warrant holder; and

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if, and only if, the last reported sale price of the Ordinary Shares has been at least US$18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any ten (10) trading days within the twenty (20) trading-day period ending on the third (3rd) trading day prior to the date on which the notice of redemption is given to the public warrant holders.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the US$18.00 redemption trigger price as well as the US$11.50 public warrant exercise price after the redemption notice is issued.
Redemption Procedures and Cashless Exercise
If we call the public warrants for redemption as described above, our management will have the option to require all holders that wish to exercise public warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the public warrants, multiplied by the excess of the “fair market value”(as defined below) of the Ordinary Shares over the exercise price of the public warrants by (y) the “fair market value.” For purposes of this paragraph, the “fair market value” means the volume-weighted last reported price of the Ordinary Shares as reported for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holder of the public warrants or its securities broker or intermediary, pursuant to the public warrant agreement. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption.
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding Ordinary Shares is increased by a stock dividend payable in the Ordinary Shares, or by a split-up of shares of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (1) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (2) one minus the quotient of (x) the price per share of Ordinary Shares paid in such rights offering divided by (y) the historical fair market value. For these purposes if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion. For purposes of this paragraph, “historical fair market value” means the volume-weighted average price of the Ordinary Shares during the ten trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
Notwithstanding anything to the contrary, no shares of Ordinary Shares shall be issued at less than their par value.
In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such shares of Ordinary Shares (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, then the exercise price of a public warrant will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Ordinary Shares in respect of such event.
If the number of outstanding shares of our Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.
Whenever the number of Ordinary Shares purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the public warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.
In addition, if (x) we issue additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at a newly issued price of less than US$9.20 per Ordinary Share (with such newly issued price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which we consummate the Business Combination is below US$9.20 per share, then the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the volume weighted average trading price of Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which we consummate the Business Combination and the newly issued price and the US$18.00 per share redemption trigger price described under “Redemption of public warrants” above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the volume weighted average trading price of Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which we consummate the Business Combination and the newly issued price.
In case of any reclassification or reorganization of the issued and outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the public warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the public warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the public warrant holder for the loss of the option value portion of the public warrant due to the requirement that the public warrant holder exercise the public warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The public warrants have been issued in registered form under the public warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The public warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other modification or amendment, including any modification or amendment to increase the exercise price of the public warrants or shorten the exercise period.
The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their public warrants and receive the Ordinary Shares.

DESCRIPTION OF DEBT SECURITIES
We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.
The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.
We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

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the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

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any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

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any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in the indenture with respect to the debt securities;

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whether the debt securities will be senior or subordinated and any applicable subordination provisions;

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a discussion of material income tax considerations applicable to the debt securities;

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any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units composed of any combination of our ordinary shares, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

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whether the units will be issued in fully registered or global form; and

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any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Our Securities,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION
We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:
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through agents;

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to dealers or underwriters for resale;

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directly to purchasers;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

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through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:
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any terms of the offering;

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any underwriter, dealers or agents;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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the net proceeds to us;

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the purchase price of the securities;

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any delayed delivery arrangements;

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any over-allotment options under which underwriters may purchase additional securities from us;

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the public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Ordinary Shares and our Warrants to purchase Ordinary Shares, which are listed on the Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and applicable prospectus supplement, or otherwise.

TAXATION
Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information — E. Taxation” in our 2025 20-F, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN
THE UNITED STATES
We are incorporated under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:
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the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
We conduct substantially all of our operations outside the United States, and substantially all of our assets are located outside the United States. Substantially all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Cayman Islands
There is uncertainty as to whether the courts of the Cayman Islands would (1) recognize and enforce judgments of courts of the United States obtained against us or our directors or officers that are predicated upon the civil liability provision of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Although there is no statutory recognition in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
PRC
There is uncertainty as to whether the courts of China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against it or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against Holdco in the PRC for disputes relating to contracts or other property interests if they can establish sufficient connection to the PRC for a PRC court to have jurisdiction and meet other procedural requirements. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

EXPENSES RELATED TO THE OFFERING
The following table sets forth the aggregate expenses to be paid by us in connection with this offering. With the exception of the SEC Registration Fee, all amounts are estimates.
SEC registration fee		$6,905
FINRA filing fee		—
Legal fees and expenses		*
Accountants’ fees and expenses		*
Printing expenses		*
Transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time. They will be provided by a prospectus supplement or as an exhibit to a Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
We are being represented by Baker & McKenzie LLP with respect to certain legal matters as to United States federal securities and New York State law, and by Conyers Dill & Pearman with respect to certain legal matters as to Cayman Islands law. Baker & McKenzie LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law.

EXPERTS
The consolidated financial statements of Baird Medical Investment Holdings Limited as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated in this registration statement by reference to the Annual Report on Form 20-F for the year ended December 31, 2025, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on July 27, 2026, have been in reliance upon the report of Guangdong Prouden CPAs GP, an independent registered public accounting firm, and on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information. We also maintain a website at www.bairdmed.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

BAIRD MEDICAL INVESTMENT HOLDINGS LIMITED
US$4,347,826 Senior 8% Original Issue Discount Convertible
Promissory Note
Ordinary Shares Issuable upon Conversion
under Senior 8% Original Issue Discount Convertible Promissory Note
Up to Additional 110,070 Ordinary Shares